Exhibit 10.1

LEASE AGREEMENT

By and Between

PR 155 NORTH LAKE, LLC,

a Delaware limited liability company ("Landlord")

and

EVERBRIDGE, INC.,

a Delaware corporation ("Tenant")

April 26, 2018

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LEASE AGREEMENT

THIS LEASE AGREEMENT, (this "Lease") is made and entered into as of April 26, 2018, by and between PR 155 NORTH LAKE, LLC, a Delaware limited liability company ("Landlord"), and Tenant identified in the Basic Lease Information below.

BASIC LEASE INFORMATION

Tenant: EVERBRIDGE, INC., a Delaware corporation.

Premises: Suite 900 on the ninth (9th) floor of the Building, containing 19,634 square feet of rentable area, outlined in Exhibit B to this Lease.

Building: The Building commonly known as 155 North Lake Avenue, Pasadena, California. The rentable area of the Building is 210,611 square feet.

Base Rent: Period	Monthly Base Rent
07/01/2018 – 06/31/2019	$58,116.64
07/01/2019 – 06/31/2020	$59,860.14
07/01/2020 – 06/31/2021	$61,655.94
07/01/2021 – 06/31/2022	$63,505.62
07/01/2022 – 06/31/2023	$65,410.79
07/01/2023 – 12/31/2023	$67,373.11

Security Deposit Amount:  $67,373.11. Rent Payable Upon Execution: $58,116.64. Tenant's Building Percentage 9.322%.

Base Year: Calendar year 2018. Commencement Date: July 1, 2018.

Expiration Date: December 31, 2023. Landlord's Address:

c/o PGIM Real Estate

101 California Street, 40th Floor

San Francisco, CA 94111

Attn: PRISA Asset Manager

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With a copy by the same method to:

c/o PGIM Real Estate

7 Giralda Farms

Madison, New Jersey 07940

Attention: Legal Department

With a copy by the same method to:

McCarthy Cook & Co.

575 Anton Boulevard, Suite 350

Costa Mesa, California 92626

Attention: Brian M. Harnetiaux

Address for rental payment:

PR 155 North Lake, LLC

PO Box 101451

Pasadena, CA 91189-1451

Tenant's Address:

Everbridge, Inc.

25 Corporate Drive

4th Floor

Burlington, MA 01803

Attention: Elliot J. Mark, Senior Vice President & General Counsel

With a copy by the same method to:

Cushman & Wakefield of California, Inc.

900 Wilshire Boulevard, 24th floor

Los Angeles, CA 90017

Attention: John Winnek

Landlord's Broker: CBRE, Inc.

Tenant's Broker: Cushman & Wakefield

Maximum Parking Allocation: Fifty-nine (59) parking passes, which is based on three (3) parking passes per 1,000 rentable square feet of area in the Premises.

The Basic Lease Information is incorporated into and made part of this Lease.

Each reference in this Lease to any Basic Lease Information shall mean the applicable information set forth in the Basic Lease Information, except that in the event of any conflict between an item in the Basic Lease Information and this Lease, this Lease shall control. Additional defined terms used in the Basic Lease Information shall have the meanings given those terms in this Lease.

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ARTICLE 1

PREMISES; COMMON AREAS

1.1Subject to all of the terms and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises. The property shown on Exhibit A to this Lease and all improvements thereon and appurtenances on that land thereto, including, but not limited to, the Building, access roadways, and all other related areas, shall be collectively hereinafter referred to as the "Project." The parties hereto hereby acknowledge that the purpose of Exhibit A and Exhibit B is to show the approximate location of the Premises in the Building and the general layout of the Project and such Exhibits are not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the Building or the Project, the precise area of the Premises, the Building or the Project, the specific location of the Building, "Common Areas," as that term is defined in Section 1.3, below, or the elements thereof or of the accessways to the Premises, or the Project, or the identity or existence of any other tenant or occupant of the Project.

1.2For purposes of this Lease, (1) "rentable area" and "usable area" shall be calculated pursuant to the Office Buildings: Standard Methods of Measurement (ANSI/BOMA Z65.1, 2010); (2) "rentable square feet" and "rentable footage" shall have the same meaning as the term "rentable area;" and (3) "usable square feet" and "usable square footage" shall have the same meaning as the term "usable area." Notwithstanding anything to the contrary in this Lease, the recital of the rentable area herein above set forth is for descriptive purposes only and the parties stipulate to the square footage set forth in the Basic Lease Information. Tenant shall have no right to terminate this Lease or receive any adjustment or rebate of any Base Rent or Additional Rent (as hereinafter defined) payable hereunder if said recital is incorrect. Tenant has inspected the Premises and is fully familiar with the scope and size thereof and agrees to pay the full Base Rent and Additional Rent set forth herein in consideration for the use and occupancy of said space, regardless of the actual number of square feet contained therein.

1.3Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 27 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "Common Areas"). The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas.  Subject to "Applicable Laws," as that term is defined in Section 5.1(a) of this Lease, except when and where Tenant's right of access is specifically excluded in this Lease, and except in the event of an emergency, Tenant shall have the right of access to the Premises, the Building, and the parking facilities servicing the Building twenty-four (24) hours per day, seven (7) days per week during the "Term," as that term is defined in Section 2.1, below.

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ARTICLE 2

TERM AND CONDITION OF PREMISES

2.1The term of this Lease (the "Term") shall commence on the Commencement Date and end on the Expiration Date, unless sooner terminated (the "Termination Date") as hereinafter provided. The Commencement Date of this Lease and the obligation of Tenant to pay Base Rent, Additional Rent and all other charges hereunder shall not be delayed or postponed by reason of any delay by Tenant in performing changes or alterations in the Premises not required to be performed by Landlord. In the event the Term shall commence on a day other than the first day of a month, then the Base Rent shall be immediately paid for such partial month prorated in accordance with Section 4.4 below. Tenant acknowledges that Tenant will be in possession of the Premises prior to the Commencement Date pursuant to a sublease. Landlord shall therefore have no obligation to deliver possession of the Premises to Tenant. In the event that Landlord shall deliver to Tenant a Commencement Date Memorandum in the form attached hereto as Exhibit F, setting forth the Commencement Date and the Expiration Date, then Tenant shall execute and return such Commencement Date Memorandum to Landlord within five (5) days after Tenant's receipt thereof. Tenant's failure to execute such Commencement Date Memorandum shall not affect Tenant's liability hereunder.

2.2Except as expressly set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit C (the "Tenant Work Letter"), Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its "As Is" condition on the Commencement Date.

2.3The taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises and the Building were in good and satisfactory condition at such time. Except as set forth in Exhibit C, neither Landlord nor Landlord's agents have made any representations or promises with respect to the condition of the Building, the Premises, the land upon which the Building is constructed, or any other matter or thing affecting or related to the Building or the Premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease.

2.4Notwithstanding Section 2.3 above, Landlord warrants that the roof, structural components of the Building, HVAC system, electrical and plumbing systems, elevator, parking lot or site lighting (the "Covered Items"), other than those constructed by Tenant, shall be in good operating condition on the date possession of the Premises is delivered to Tenant. If a non-compliance with such warranty exists as of the delivery of possession, or if one of such Covered Items should malfunction or fail within sixty (60) days after the delivery of possession to Tenant, Landlord shall, as Landlord's sole obligation with respect to such matter, promptly after receipt of written notice from Tenant setting forth in reasonable detail the nature and extent of such non-compliance, malfunction or failure, rectify the same at Landlord's expense.  If Tenant does not give Landlord the required notice within sixty (60) days after the delivery of possession to Tenant, Landlord shall have no obligation with respect to that warranty other than obligations regarding the Covered Items set forth elsewhere in this Lease.

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ARTICLE 3

USE, NUISANCE, OR HAZARD

3.1The Premises shall be used and occupied by Tenant solely for general office purposes consistent with a first-class office building and for no other purposes without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

3.2Tenant shall not use, occupy, or permit the use or occupancy of the Premises for any purpose which Landlord, in its reasonable discretion, deems to be illegal, immoral, or dangerous; permit any public or private nuisance; do or permit any act or thing which may disturb the quiet enjoyment of any other tenant of the Building; keep any substance or carry on or permit any operation which might introduce offensive odors or conditions into other portions of the Project, use any apparatus which might make undue noise or set up vibrations in or about the Project; permit anything to be done which would increase the premiums paid by Landlord for special causes of loss form property insurance on the Project or its contents or cause a cancellation of any insurance policy covering the Project or any part thereof or any of its contents; or permit anything to be done which is prohibited by or which shall in any way conflict with any law, statute, ordinance, or governmental rule, regulation or covenants, conditions and restrictions affecting the Project, including without limitation the CC&R's (as defined below) now or hereinafter in force. Should Tenant do any of the foregoing without the prior written consent of Landlord, and the same is not cured within five (5) business days after written notice from Landlord (which five (5) business day period shall be subject to extension if the nature of the breach is such that it is not possible to cure the same within such five (5) business day period so long as the Tenant commences the cure of such breach within such five (5) day period and diligently prosecutes the same to completion) it shall constitute an Event of Default (as hereinafter defined) and shall enable Landlord to resort to any of its remedies hereunder.

3.3The ownership, operation, maintenance and use of the Project shall be subject to certain conditions and restrictions contained in an instrument ("CC&R's") recorded or to be recorded against title to the Project. Tenant agrees that regardless of when those CC&R's are so recorded, this Lease and all provisions hereof shall be subject and subordinate thereto and Tenant shall comply therewith. Accordingly, as a consequence of that subordination, during any period in which the entire Project is not owned by Landlord, (a) the portion of Operating Expenses and Taxes (each as defined below) for the Common Areas shall be allocated among the owners of the Project as provided in the CC&R's, and (b) the CC&R's shall govern the maintenance and insuring of the portions of the Project not owned by Landlord. Tenant shall, promptly upon request of Landlord, sign all true and accurate documents reasonably required to carry out the foregoing into effect.

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ARTICLE 4

RENT

4.1Tenant hereby agrees to pay Landlord the Base Rent. For purposes of Rent adjustment under the Lease, the number of months is measured from the first day of the calendar month in which the Commencement Date falls. Each monthly installment (the "Monthly Rent") shall be payable by check or by money order on or before the first day of each calendar month. In addition to the Base Rent, Tenant also agrees to pay Tenant's Share of increases in Operating Expenses and Tenant's Tax Share of increases in Taxes (each as hereinafter defined), and any and all other sums of money as shall become due and payable by Tenant as set forth in this Lease, all of which shall constitute additional rent under this Lease (the "Additional Rent"). Landlord expressly reserves the right to apply any payment received to Base Rent or any other items of Rent that are not paid by Tenant. The Base Rent, the Monthly Rent and the Additional Rent are sometimes hereinafter collectively called "Rent" and shall be paid when due in lawful money of the United States without demand, deduction, abatement, or offset to the addresses for the rental payment set forth in the Basic Lease Information, or as Landlord may designate from time to time.

4.2In the event any Monthly or Additional Rent or other amount payable by Tenant hereunder is not paid within five (5) days after its due date, Tenant shall pay to Landlord a late charge (the "Late Charge"), as Additional Rent, in an amount of five percent (5%) of the amount of such late payment. Failure to pay any Late Charge shall be deemed a Monetary Default (as hereinafter defined). Provision for the Late Charge shall be in addition to all other rights and remedies available to Landlord hereunder, at law or in equity, and shall not be construed as liquidated damages or limiting Landlord's remedies in any manner. Failure to charge or collect such Late Charge in connection with any one (1) or more such late payments shall not constitute a waiver of Landlord's right to charge and collect such Late Charges in connection with any other similar or like late payments. Notwithstanding the foregoing provisions of this Section 4.2, the Late Charge shall not be imposed with respect to the first late payment in the twelve (12) months following the Commencement Date or with respect to the first late payment in any succeeding twelve (12) month period during the Term unless the applicable payment due from Tenant is not received by Landlord within five (5) days following written notice from Landlord that such payment was not received when due. Following the first such written notice from Landlord in the twelve (12) months following the Commencement Date and the first such written notice in any succeeding twelve (12) month period during the Term (but regardless of whether such payment has been received within such five (5) day period), the Late Charge will be imposed without notice for any subsequent payment due from Tenant during such applicable twelve (12) month period which is not received within five (5) days after its due date.

4.3Simultaneously with the execution hereof, Tenant shall deliver to Landlord (i) the Rent Payable Upon Execution as payment of the first installment of Monthly Rent due hereunder and (ii) an amount equal to the Security Deposit Amount to be held by Landlord as security for Tenant's faithful performance of all of the terms, covenants, conditions, and obligations required to be performed by Tenant hereunder (the "Security Deposit"). The Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the covenants of this Lease to be performed by Tenant and Tenant shall not be entitled to interest thereon. The Security Deposit is not an advance rent deposit, an advance payment of any other kind, or a measure of Landlord's damages in any case of Tenant's default. If Tenant fails to

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perform any of the covenants of this Lease to be performed by Tenant, including without limitation the provisions relating to payment of Rent, the removal of property at the end of the Term, the repair of damage to the Premises caused by Tenant, and the cleaning of the Premises upon termination of the tenancy created hereby to leave them in broom-clean condition, then Landlord shall have the right, but no obligation, to apply the Security Deposit, or so much thereof as may be necessary, for the payment of any Rent or any other sum in default and/or to cure any other such failure by Tenant. If Landlord applies the Security Deposit or any part thereof for payment of such amounts or to cure any such other failure by Tenant, then Tenant shall immediately pay to Landlord the sum necessary to restore the Security Deposit to the full amount then required by this Section 4.3. Landlord's obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Security Deposit separate and apart from Landlord's general or other funds and Landlord may commingle the Security Deposit with any of Landlord's general or other funds.  Upon termination of the original Landlord's or any successor owner's interest in the Premises or the Building, the original Landlord or such successor owner shall be released from further liability with respect to the Security Deposit upon the original Landlord's or such successor owner's complying with California Civil Code Section 1950.7. Subject to the foregoing, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which (a) establish a time frame within which a landlord must refund a security deposit under a lease, and/or (b) provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage caused by the default of Tenant under this Lease, including without limitation all damages or Rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code. If Tenant performs every provision of this Lease to be performed by Tenant, then all or the unused portion of the Security Deposit shall be returned to Tenant or the last assignee of Tenant's interest under this Lease within thirty (30) days following expiration or termination of the Term of this Lease.

4.4If the Term commences on a date other than the first day of a calendar month or expires or terminates on a date other than the last day of a calendar month, the Rent for any such partial month shall be prorated to the actual number of days in such partial month.

4.5All Rents and any other amount payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the date due until paid at a rate equal to the prime commercial rate established from time to time by Bank of America, plus four percent (4%) per annum; but not in excess of the maximum legal rate permitted by law. Failure to charge or collect such interest in connection with any one (1) or more delinquent payments shall not constitute a waiver of Landlord's right to charge and collect such interest in connection with any other or similar or like delinquent payments.

4.6If Tenant fails to make when due two (2) consecutive payments of Monthly Rent or makes two (2) consecutive payments of Monthly Rent which are returned to Landlord by Tenant's financial institution for insufficient funds, Landlord may require, by giving written notice to Tenant, that all future payments of Rent shall be made in cashier's check or by money order. The foregoing is in addition to any other remedy of Landlord hereunder, at law or in equity.

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4.7No Rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

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ARTICLE 5

RENT ADJUSTMENT

5.1	Definitions.

(a)"Operating Expenses", as said term is used herein, shall mean all expenses, costs, and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, management, security, repair, restoration, replacement, or maintenance of the Project, or any portion thereof. Operating Expenses shall be computed in accordance with generally accepted real estate practices, consistently applied, and shall include, but not be limited to, the items as listed below:

(i)Wages, salaries, other compensation and any and all taxes, insurance and benefits of, the Building manager and of all other persons engaged in the operation, maintenance and security of the Project;

(ii)Payments under any equipment rental agreements or management agreements, including without limitation the cost of any actual or charged management fee and all expenses for the Project management office including rent, office supplies, and materials therefor;

(iii)Costs of all supplies, equipment, materials, and tools and amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof;

(iv)All costs incurred in connection with the operation, maintenance, and repair of the Project including without limitation, the following:

(A)the cost of operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (B) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (C) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which are reasonably anticipated by Landlord to increase Operating Expenses, and the cost incurred in connection with a transportation system management program or similar program; (D) the cost of landscaping, decorative lighting in Common Areas, and relamping, the cost of maintaining fountains, sculptures, bridges; and (E) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Taxes" as that term is defined below.

(v)The cost of supplying all utilities, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, mechanical systems, sanitary, storm drainage systems, communication systems and

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elevator systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith.

(vi)Costs and expenses of complying with, or participating in, conservation, recycling, sustainability, energy efficiency, waste reduction or other programs or practices implemented or enacted from time to time at the Building, including, without limitation, in connection with any LEED (Leadership in Energy and Environmental Design) rating or compliance system or program, including that currently coordinated through the U.S. Green Building council or Energy Star rating and/or compliance system or program (collectively, "Conservation Costs");

(vii)The cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord, including without limitation commercial general liability insurance, physical damage insurance covering damage or other loss caused by fire, earthquake, flood or other water damage, explosion, vandalism and malicious mischief, theft or other casualty, rental interruption insurance and such insurance as may be required by any lessor under any present or future ground or underlying lease of the Building or Project or any holder of a mortgage, deed of trust or other encumbrance now or hereafter in force against the Building or Project or any portion thereof, and any deductibles payable thereunder; including, without limitation, Landlord's cost of any self insurance deductible or retention;

(viii)Capital improvements made to or capital assets acquired for the Project, or any portion thereof, after the Commencement Date that (1) are intended in good faith to reduce Operating Expenses or (2) are necessary for the health, safety and/or security of the Project, its occupants and visitors and are deemed advisable in the reasonable judgment of Landlord or (3) are Conservation Costs or (4) are required under any and all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Project, the Premises or the Building or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the "ADA") as the same may be amended from time to time, all Environmental Requirements (as hereinafter defined), and any CC&R's, or any corporation, committee or association formed in connection therewith, or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof (collectively, "Applicable Laws") (except for capital repairs, replacements or other improvements to remedy a condition existing prior to the Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Commencement Date, would have then required to be remedied pursuant to then-current governmental laws or regulations in their form existing as of the Commencement Date and pursuant to the then- current interpretation of such governmental laws or regulations by the applicable governmental authority as of the Commencement Date), which capital costs, or an allocable portion thereof, shall be

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amortized over the useful life of the improvement as reasonably determined by Landlord, together with interest on the unamortized balance at a rate determined by Landlord;

(ix)fees, charges and other costs, including management fees (or amounts in lieu thereof), consulting fees, legal fees and accounting fees, of all contractors, engineers, consultants and other persons engaged by Landlord or otherwise incurred by or charged by Landlord in connection with the management, operation, maintenance and repair of the Buildings and the Project; and

(x)payments, fees or charges under the CC&R's and any easement, license, operating agreement, declaration, restricted covenant, or instrument pertaining to the sharing of costs by the Project, or any portion thereof.

Expressly excluded from Operating Expenses are the following items:

(xi)Repairs and restoration paid for by the proceeds of any insurance policies or amounts otherwise reimbursed to Landlord or paid by any other source (other than by tenants paying their share of Operating Expenses);

(xii)Principal, interest, and other costs directly related to financing the Project or ground lease rental or depreciation;

(xiii)The cost of special services to tenants (including Tenant) for which a special charge is made;

(xiv)The costs of repair of casualty damage or for restoration following condemnation to the extent covered by insurance proceeds or condemnation awards;

(xv)The costs of any capital expenditures except as expressly permitted to be included in Operating Expenses as provided under clauses (vii), and (viii) above;

(xvi)Advertising and leasing commissions; costs, including permit, license and inspection costs and supervision fees, legal fees, lease concessions, rental abatement, construction allowances, moving expenses, and assumption of rent under existing leases, incurred with respect to the leasing of space or installation of tenant improvements within the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space within the Project or promotional or other costs in order to market space to potential tenants;

(xvii)The legal fees and related expenses and legal costs incurred by Landlord (together with any damages awarded against Landlord) due to the bad faith violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project;

(xviii)Costs incurred: (x) to comply with Applicable Laws with respect to any Hazardous Materials (as defined below) which were in existence in,

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on, under or about the Project (or any portion thereof) prior to the Commencement Date, and were of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions that they then existed in, on, under or about the Project, would have then required the removal, remediation or other action with respect thereto; and/or (y) with respect to Hazardous Materials which are disposed of or otherwise introduced into, on, under or about the Project after the date hereof by Landlord or Landlord's agents or employees and are of such a nature, at time of disposition or introduction, that a federal, state or municipal governmental or quasi- governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions, that they then existed in, on, under or about the Project, would have then required the removal, remediation or other action with respect thereto; provided, however, Operating Expenses shall include costs incurred in connection with the clean-up, remediation, monitoring, management and administration of (and defense of claims related to) the presence of (1) Hazardous Materials used by Landlord (provided such use is not negligent and is in compliance with Applicable Laws) in connection with the operation, repair and maintenance of the Project to perform Landlord's obligations under this Lease (such as, without limitation, fuel oil for generators, cleaning solvents, and lubricants) and which are customarily found or used in Comparable Buildings and (2) Hazardous Materials created, released or placed in the Premises, Building or the Project by Tenant (or Tenant's affiliates or their tenants, contractors, employees or agents) prior to or after the Commencement Date;

(xix)The attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project;

(xx)The expenses in connection with services or other benefits which are not available to Tenant;

(xxi)The overhead and profit paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such goods and/or services rendered by qualified, unaffiliated third parties on a competitive basis;

(xxii)The costs arising from Landlord's charitable or political contributions;

(xxiii)The costs (other than ordinary maintenance and insurance) for sculpture, paintings and other objects of art;

(xxiv)The fines, interest and penalties resulting from Landlord's failure to pay any items of Operating Expense when due;

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(xxv)The Landlord's general corporate overhead and general and administrative expenses, costs of entertainment, dining, automobiles or travel for Landlord's employees, and costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of the operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project, costs of any disputes between Landlord and its employees (if any) not engaged in the operation of the Project, disputes of Landlord with management, or outside fees paid in connection with disputes with other Project tenants or occupants (except to the extent such dispute is based on Landlord's good faith efforts to benefit Tenant or meet Landlord's obligations under this Lease);

(xxvi)The costs arising from the gross negligence or willful misconduct of Landlord;

(xxvii)The management office rental to the extent such rental exceeds the fair market rental for such space;

(xxviii)The costs of correction of latent defects in the Project to the extent covered by warranties;

(xxix)Organizational expenses of creating or operating the entity that constitutes Landlord;

(xxx)Damages paid to Tenant hereunder or to other tenants of the Building under their respective leases;

(xxxi)Fixed or percentage rent under any ground or underlying lease or leases;

(xxxii)The wages and benefits of any employee above the level of General Manager or any employee who does not devote substantially all of his or her employed time to the Property, unless such wages and benefits of employees who do not provide management or supervision services are prorated to reflect time spent on operating and managing the Property vis-à-vis time spent on matters unrelated to operating and managing the Property;

(xxxiii)Any cost or expense to the extent that Landlord is reimbursed other than as a payment for Operating Expenses, including, but not limited to,

i.	work or services performed for any tenant (including Tenant) at such tenants cost,

ii.	the cost of any item for which Landlord is paid or reimbursed by warranties, service contracts, or otherwise,

iii.	increased insurance premiums or taxes assessed specifically to any tenant of the Building,

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iv.	charges (including applicable taxes) for electricity, water and other utilities for which Landlord is reimbursed by any tenant, and

v.	costs incurred in connection with the making of repairs which are reimbursed by another tenant of the Building; and

(xxxiv)Costs to remedy a condition existing prior to the Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Commencement Date and if such condition was not subject to a variance or a grandfathered code waiver exception, would have then required to be remedied pursuant to the then current Applicable Laws in their form existing as of the Commencement Date.

(b)"Taxes" shall mean all real property taxes, ad valorem taxes, personal property taxes, and all other taxes, assessments, embellishments, use and occupancy taxes, transit taxes, water, sewer and pure water charges not included in Section 5.1.(a)(v) above, excises, levies, license fees or taxes, and all other similar charges, levies, penalties, or taxes, if any, which are levied, assessed, or imposed, by any Federal, State, county, or municipal authority, whether by taxing districts or authorities presently in existence or by others subsequently created, upon, or due and payable in connection with, or a lien upon, all or any portion of the Project, or facilities used in connection therewith, and rentals or receipts therefrom and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments, or other charges included in its definition of Taxes, and any costs and expenses of contesting the validity of same. Taxes shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Taxes shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises, the tenant improvements in the Premises, or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; (v) All of the real estate taxes and assessments imposed upon or with respect to the Buildings and all of the real

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estate taxes and assessments imposed on the land and improvements comprising the Project, and (vi) assessments attributable to the Project by any governmental or quasi-governmental agency that Landlord is required to pay. For purposes of this Lease, Taxes shall be calculated as if the tenant improvements in the Buildings were fully constructed and the Project, the Buildings, and all tenant improvements in the Buildings were fully assessed for real estate tax purposes, and accordingly, Taxes shall be deemed to be increased appropriately. Notwithstanding anything to the contrary contained in this Section 5.1(b), there shall be excluded from Taxes (1) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state net income taxes, and other taxes to the extent applicable to Landlord's net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under

Section 17.1 of this Lease.

(c)"Lease Year" shall mean the twelve (12) month period commencing January 1st and ending December 31st.

(d)"Tenant's Building Percentage" shall mean Tenant's percentage of the entire Building as determined by dividing the rentable area of the Premises by the total rentable area of the Building. If there is a change in the total Building rentable area as a result of an addition to the Building, partial destruction, modification or similar cause, which event causes a reduction or increase on a permanent basis, Landlord shall cause adjustments in the computations as shall be necessary to provide for any such changes.

(e)"Market Area" shall mean Pasadena, California (the "City").

(f)"Comparable Buildings" shall mean comparable Class "A" office use buildings in the Market Area.

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5.2In the event that the Operating Expenses of Landlord's operation of the Project during any Lease Year of the Term following the Base Year shall exceed the actual Operating Expenses for the Project for the Base Year, Tenant shall pay to Landlord, as Additional Rent, Tenant's Share (as hereinafter defined) of the difference between the Operating Expenses for a particular Lease Year and the Base Year.  "Tenant's Share" shall be determined by multiplying any such difference between Operating Expenses for any Lease Year and the Base Year or pro rata portion thereof, respectively, by Tenant's Building Percentage. Landlord shall, in advance of each Lease Year, estimate what Tenant's Share will be for such Lease Year based, in part, on Landlord's operating budget for such Lease Year, and Tenant shall pay Tenant's Share as so estimated each month (the "Monthly Escalation Payments"). The Monthly Escalation Payments shall be due and payable at the same time and in the same manner as the Monthly Rent. Base Year Operating Expenses shall not include market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages or amortized costs relating to capital improvements or any one time Conservation Costs. Landlord may elect to segregate Operating Expenses into two or more subcategories. For example, Landlord may segregate insurance costs, electrical costs and/or other utility costs from other Operating Expenses. If Landlord elects to make that segregation,

(a)Tenant's Share of Operating Expenses shall be determined separately for each such subcategory by making separate calculations of the increase in the cost of each subcategory of Operating Expense from the Base Year to the applicable calendar year, and

(b)Tenant shall pay as Tenant's Share of Operating Expenses Tenant's Share of the increase in each such subcategory.

5.3Landlord shall, within one hundred eighty (180) days after the end of each Lease Year other than the Base Year, or as soon thereafter as reasonably possible, provide Tenant with a written statement of the actual Operating Expenses incurred during such Lease Year for the Building and the Project and such statement shall set forth Tenant's Share of such Operating Expenses. Tenant shall pay Landlord, as Additional Rent, the difference between Tenant's Share of Operating Expenses and the amount of Monthly Escalation Payments made by Tenant attributable to said Lease Year, such payment to be made within thirty (30) days of the date of Tenant's receipt of said statement (except as provided in Section 5.4 below); similarly, Tenant shall receive a credit if Tenant's Share is less than the amount of Monthly Escalation Payments collected by Landlord during said Lease Year, such credit to be applied to future Monthly Escalation Payments to become due hereunder. If utilities, janitorial services or any other components of Operating Expenses increase during any Lease Year, Landlord may revise Monthly Escalation Payments due during such Lease Year by giving Tenant written notice to that effect; and thereafter, Tenant shall pay, in each of the remaining months of such Lease Year, a sum equal to the amount of the revised difference in Operating Expenses multiplied by Tenant's Building Percentage divided by the number of months remaining in such Lease Year.

5.4Within ninety (90) days following Tenant's receipt of the Operating Expense statement or Taxes statement, Tenant may give Landlord notice (the "Review Notice") stating that Tenant elects to review Landlord's calculation of the amount of Operating Expenses or Taxes payable by Tenant for the Lease Year to which such statement applies and identifying with

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reasonable specificity the records of Landlord reasonably relating to such matters that Tenant desires to review. Tenant may not deliver more than one (1) Review Notice with respect to any Lease Year. If Tenant fails to give Landlord such a Review Notice within that ninety (90) day period, Tenant shall be deemed to have approved the applicable statement. If Tenant timely gives the Review Notice, Tenant shall be entitled to conduct or require an audit to be conducted, provided that (a) not more than one (1) such audit may be conducted during any Lease Year of the Term, (b) the records for each Lease Year may be audited only once, (c) such audit is commenced within one hundred twenty (120) days following Tenant's receipt of the applicable statement, and (d) such audit is completed and a copy thereof is delivered to Landlord within one hundred eighty (180) days following Tenant's receipt of the applicable statement. Tenant's auditor must be a member of a nationally or regionally recognized accounting firm and must not be compensated on a contingency fee. As a condition precedent to any inspection by Tenant's accountant, Tenant shall deliver to Landlord a copy of Tenant's written agreement with such accountant, which agreement shall include provisions which state that (i) Landlord is an intended third party beneficiary of such agreement, (ii) such accountant will not in any manner solicit any other tenant of the Project with respect to an audit or other review of Landlord's accounting records at the Project, and (iii) such accountant shall maintain in strict confidence any and all information obtained in connection with the review and shall not disclose such information to any person or entity other than to the management personnel of Tenant. An overcharge of Operating Expenses or Taxes by Landlord shall not entitle Tenant to terminate this Lease. No subtenant shall have the right to audit. Any assignee's audit right will be limited to the period after the effective date of the assignment. No audit shall be permitted if an Event of Default by Tenant has occurred and is continuing under this Lease, including without limitation any failure by Tenant to pay any amount due under this Article 5. If Landlord responds to any such audit with an explanation of any issues raised in the audit, such issues shall be deemed resolved unless Tenant responds to Landlord with further written objections within thirty (30) days after receipt of Landlord's response to the audit. In no event shall payment of Rent ever be contingent upon the performance of such audit. For purposes of any audit, Tenant or Tenant's duly authorized representative, at Tenant's sole cost and expense, shall have the right, upon fifteen (15) days' written notice to Landlord, to inspect Landlord's books and records pertaining to Operating Expenses and Taxes at the offices of Landlord or Landlord's managing agent during ordinary business hours, provided that such audit must be conducted so as not to interfere with Landlord's business operations and must be reasonable as to scope and time. If actual Operating Expenses or Taxes are finally determined (by agreement of the parties or arbitration) to have been overstated or understated by Landlord for any calendar year, then the parties shall within thirty (30) days thereafter make such adjustment payment or refund as is applicable, and if actual Operating Expenses and Taxes are finally determined (by agreement of the parties or arbitration) to have been overstated by Landlord for any calendar year by in excess of five percent (5%), then Landlord shall pay the reasonable cost of Tenant's audit, not to exceed $6,000.00.

5.5If the Expiration Date or Termination Date under this Lease does not fall on December 31 of any given year, then: (i) the period commencing on the January 1 immediately preceding said Expiration Date or Termination Date and continuing through, to and, including said Expiration Date or Termination Date shall be referred to in this Lease as the "Last Partial Year" and (ii) Tenant's Share of Operating Expenses for the Last Partial Year shall be, calculated by proportionately reducing the Base Year Operating Expenses to reflect the number of calendar months in said Last Partial Year (the "Adjusted Base Operating Expenses"). The Adjusted Base Operating Expenses shall then be compared with the actual Operating Expenses for said Last

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Partial Year to determine the amount of any increases or decreases in the actual Operating Expenses for said Last Partial Year over the Adjusted Base Operating Expenses. Tenant shall pay its Tenant's Share of any such increases within thirty (30) days following the receipt of a final statement or, as applicable, Landlord shall refund any overpayment concurrently with delivery of such final statement.

5.6If the occupancy of the Building during any part of any Lease Year is less than ninety-five percent (95%), Landlord shall make an appropriate adjustment of the variable components of Operating Expenses for that Lease Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building been ninety-five percent (95%) occupied. This amount shall be considered to have been the amount of Operating Expenses for that Lease Year. For purposes of this Section 5.6, "variable components" include only those component expenses that are affected by variations in occupancy levels.

5.7In the event that the Taxes during any Lease Year of the Term shall exceed the Taxes for the Project for the Base Year, Tenant shall pay to Landlord, as Additional Rent, "Tenant's Tax Share" (as hereinafter defined) of the difference between the Taxes for a particular Lease Year and the Base Year. "Tenant's Tax Share" shall be determined by multiplying any such difference between Taxes for any Lease Year and the Base Year or pro rata portion thereof, respectively, by Tenant's Building Percentage. Landlord shall, in advance of each Lease Year, estimate what Tenant's Tax Share will be for such Lease Year and Tenant shall pay Tenant's Tax Share as so estimated each month (the "Monthly Tax Payments"). The Monthly Tax Payments shall be due and payable at the same time and in the same manner as the Monthly Rent.

5.8Landlord shall, within one hundred eighty (180) days after the end of each Lease Year other than the Base Year, or as soon thereafter as reasonably possible, provide Tenant with a written statement of the actual Taxes incurred during such Lease Year for the Building and the Project and such statement shall set forth Tenant's Tax Share of such Taxes. Tenant shall pay Landlord, as Additional Rent, the difference between Tenant's Tax Share of any increases in Taxes and the amount of Monthly Tax Payments made by Tenant attributable to said Lease Year, such payment to be made within thirty (30) days of the date of Tenant's receipt of said statement; similarly, Tenant shall receive a credit if Tenant's Tax Share is less than the amount of Monthly Tax Payments collected by Landlord during said Lease Year, such credit to be applied to future Monthly Tax Payments to become due hereunder. If Taxes increase during any Lease Year, Landlord may revise Monthly Tax Payments due during such Lease Year by giving Tenant written notice to that effect; and, thereafter, Tenant shall pay, in each of the remaining months of such Lease Year, a sum equal to the amount of revised difference in Taxes multiplied by Tenant's Tax Percentage divided by the number of months remaining in such Lease Year. Despite any other provision of this Article 5, Landlord may adjust Operating Expenses and/or Taxes and submit a corrected statement to account for Taxes or other government public- sector charges (including utility charges) that are for that given year but that were first billed to Landlord after the date that is ten (10) business days before the date on which the statement was furnished.

5.9Tenant's Tax Share of Taxes for the Last Partial Year, if any, shall be calculated by proportionately reducing the Base Year Taxes to reflect the number of calendar months in said Last Partial Year (the "Adjusted Base Taxes"). The Adjusted Base Taxes shall then be compared with the actual Taxes for said Last Partial Year to determine the amount of any

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increases or decreases in the actual Taxes for such Last Partial Year over the Adjusted Base Taxes. Tenant shall pay its Tenant's Tax Share of any such increases within thirty (30) days following the receipt of a final statement or, as applicable, Landlord shall refund any overpayment concurrently with delivery of such final statement.

5.10If the Taxes for the Base Year or the Taxes for any Lease Year are changed as a result of protest, appeal or other action taken by a taxing authority, the Taxes as so changed shall be deemed the Taxes for such Lease Year or Base Year (as applicable). Any expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the Lease Year in which those expenses are paid. Landlord shall have the exclusive right to conduct such contests, protests and appeals of the Taxes as Landlord shall determine is appropriate in Landlord's sole discretion.

5.11Tenant's obligation with respect to Additional Rent and the payment of Tenant's Share of Operating Expenses and Tenant's Tax Share of Taxes shall survive the Expiration Date or Termination Date of this Lease and Landlord shall have the right to retain the Security Deposit, or so much thereof as it deems necessary, to secure payment of Tenant's Share of Operating Expenses and Tenant's Tax Share of Taxes for the final year of the Lease, or part thereof, during which Tenant was obligated to pay such expenses.

5.12Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses and Taxes for the Project among different portions or occupants of the Project (the "Cost Pools"), in Landlord's reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Operating Expenses and Taxes within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in a reasonable and equitable manner.

ARTICLE 6

SERVICES TO BE PROVIDED BY LANDLORD

6.1Subject to Articles 5 and 10 herein, and provided Tenant is not in default under this Lease beyond any applicable cure period, Landlord agrees to furnish or cause to be furnished to the Premises the following utilities and services, subject to the conditions and in accordance with the standards set forth herein:

6.1.1Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises from 8:00 A.M. to 6:00 P.M. Monday through Friday and on Saturdays from 9:00 A.M. to 1:00 P.M. (collectively, the "Building Hours"), except for the date of observation of New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord's discretion, other locally and nationally recognized holidays observed by landlords of Comparable Buildings (collectively, the "Holidays"), without charge other than including the cost thereof in Operating Expenses for the Building.

6.1.2Landlord shall provide, as part of Operating Expenses, electrical power and adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and incidental

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use equipment for normal office use, provided that (i) the connected electrical load of the incidental use equipment does not exceed an average of five (5.0) watts per usable square foot of the Premises during the Building Hours, calculated on a monthly basis, and (ii) the connected electrical load of Tenant's lighting fixtures does not exceed an average of two (2.0) watts per usable square foot of the Premises during the Building Hours, calculated on a monthly basis.  If Tenant modifies the electrical systems existing in the Premises on the date of this Lease, Tenant will design, at Tenant's cost, Tenant's electrical system serving any equipment producing nonlinear electrical loads to accommodate such nonlinear electrical loads, including, but not limited to, oversizing neutral conductors, derating transformers and/or providing power- line filters. Engineering plans shall include a calculation of Tenant's fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads.  Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3Landlord shall, as part of Operating Expenses, provide city water from the regular Building outlets for drinking, kitchen, lavatory and toilet purposes in the Building Common Areas and the Premises.

6.1.4Landlord shall, as part of Operating Expenses, provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have at least one passenger elevator available at all other times, including on the Holidays, except in the event of emergency.

6.1.5Landlord shall provide customary weekday janitorial services to the Premises five (5) days per week, except the date of observation of the Holidays, in and about the Premises and customary occasional window washing services as reasonably determined by Landlord.

6.1.6Subject to Landlord's rules, regulations, and restrictions and the terms of this Lease, Landlord shall permit Tenant to utilize the existing Building risers, raceways, shafts and conduit to the extent consistent with Tenant’s use as of the date of this Lease. Tenant shall pay as Additional Rent Landlord's standard fee for any other use of the Building risers, raceways, shafts and/or conduit. Tenant may only use vendors selected by Landlord to provide services to Tenant through the use of the Building risers, raceways, shafts and conduit.

6.2Tenant shall not, without Landlord's prior written consent, use heat- generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may adversely affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If Tenant (a) uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, (b) installs and/or uses any supplemental HVAC systems, and/or (c) expands the area of the server room beyond the area occupied by the server room as of the date of this Lease, Tenant shall pay to Landlord, within thirty (30) days after billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, supply electricity to the supplemental HVAC system and/or supply electricity to the expanded server room area and the cost of the increased wear and tear on existing equipment caused by such excess consumption,

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supplemental HVAC system and/or expanded server room area; and Landlord may install devices (including without limitation Quadlogic revenue grade meters (or comparable devices) and related data transmission and collection systems and software) to separately meter (or sub-meter) any increased use, supplemental HVAC system and/or expanded server room area, and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering (or sub-metering) devices.  Without limiting the generality of the foregoing, the existing supplemental HVAC system for the server room in the Premises shall continue to be separately metered and Tenant shall pay to Landlord, within thirty (30) days after billing, the cost of all electricity with respect to that supplemental HVAC system and any replacement and/or expanded supplemental HVAC system in the Premises. Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Article 52, below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises in excess of the scope of such equipment that is customary for general office use in space of comparable size in Comparable Buildings, without the prior written consent of Landlord. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord prior notice (not later than noon for use on business days and not later than noon on Friday for use on weekends) of Tenant's desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish. As of the date of this Lease, the rate for after hour HVAC is $75 per hour with a one hour minimum if such use is an extension of Building Hours, otherwise the minimum shall be four hours. Landlord shall have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance. If Tenant requests any such additional services, then Tenant shall pay to Landlord, within thirty (30) days after billing, the actual cost of such additional services, including Landlord's standard fee not to exceed five percent (5%) of the cost of the additional service.

6.3Landlord shall not be liable for any loss or damage arising or alleged to arise in connection with the failure, stoppage, or interruption of any such services; nor shall the same be construed as an eviction of Tenant, work an abatement of Rent, entitle Tenant to any reduction in Rent, or relieve Tenant from the operation of any covenant or condition herein contained; it being further agreed that Landlord reserves the right to discontinue temporarily such services or any of them at such times as may be necessary by reason of repair or capital improvements performed within the Project, accident, unavailability of employees, repairs, alterations or improvements, or whenever by reason of strikes, lockouts, riots, acts of God, or any other happening or occurrence beyond the reasonable control of Landlord. In the event of any such failure, stoppage or interruption of services, Landlord shall use reasonable diligence to have the same restored. Neither diminution nor shutting off of light or air or both, nor any other effect on the Project by any structure erected or condition now or hereafter existing on lands adjacent to the Project, shall affect this Lease, abate Rent, or otherwise impose any liability on Landlord. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

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6.4Landlord shall have the right to reduce heating, cooling, or lighting within the Premises and in the public area in the Building as required by any mandated governmental fuel or energy-saving program.

6.5Unless otherwise provided by Landlord, Tenant shall separately arrange with the applicable local public authorities or utilities, as the case may be, for the furnishing of and payment of all telephone and facsimile services as may be required by Tenant in the use of the Premises. Tenant shall directly pay for such telephone and facsimile services as may be required by Tenant in the use of the Premises, including the establishment and connection thereof, at the rates charged for such services by said authority or utility; and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease.

6.6At all times during the Term Landlord shall have the right to select the utility company or companies that shall provide electric, telecommunication and/or other utility services to the Premises and, subject to all Applicable Laws, Landlord shall have the right at any time and from time to time during the Term to either (a) contract for services from electric, telecommunication and/or other utility service provider(s) other than the provider with which Landlord has a contract as of the date of this Lease (the "Current Provider"), or (b) continue to contract for services from the Current Provider. The cost of such utility services and any energy management and procurements services in connection therewith shall be Operating Expenses.

6.7If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation system is affected as a result of (i) the type or quantity of any lights, machines or equipment (including without limitation typical office equipment) used by Tenant in the Premises, (ii) an electrical load for lighting or power in excess of the limits specified in Section 6.1.2 above, (iii) any rearrangement of partitioning or other improvements, or (iv) occupancy levels in excess of the Applicable Density (as defined below), then at Tenant's sole cost, Landlord may install any equipment, or modify any existing equipment (including the standard air conditioning equipment) Landlord deems necessary to restore the temperature balance (such new equipment or modifications to existing equipment termed herein "Temperature Balance Equipment"). Tenant agrees to cooperate with Landlord and to abide by the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system. Landlord makes no representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any computer or communications rooms, machine rooms, conference rooms or other areas of high concentration of personnel of electrical usage, or any other uses other than or in excess of the fractional horsepower normally required for office equipment, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith. Tenant shall pay to Landlord within thirty (30) days after written demand the reasonable cost of installing, operating, maintaining and repairing any Temperature Balance Equipment.

6.8Notwithstanding anything to the contrary in Section 6.2 or elsewhere in this Lease, if (a) Landlord fails to provide Tenant with the services and utilities, including but not limited to HVAC, electrical service and elevator service described in Section 6.1, or Landlord enters the Premises and such entry interferes with Tenant's reasonable use of the Premises

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(b)such failure or Landlord's entry is not due to any one or more Force Majeure Events or to an event covered by Article 19, (c) Tenant has given Landlord reasonably prompt written notice of such failure or that such entry by Landlord is unreasonably interfering with Tenant's use of the Premises and (d) as a result of such failure or entry all or any part of the Premises are rendered untenantable (and, as a result, all or such part of the Premises are not used by Tenant during the applicable period) for more than five (5) consecutive business days, then Tenant shall be entitled to an abatement of Rent proportional to the extent to which the Premises are thereby rendered unusable by Tenant, commencing with the later of (i) the sixth business day during which such untenantability continues or (ii) the sixth business day after Landlord receives such notice from Tenant, until the Premises (or part thereof affected) are again usable or until Tenant again uses the Premises (or part thereof rendered unusable) in its business, whichever first occurs. The foregoing rental abatement shall be Tenant's exclusive remedy therefor. Notwithstanding the foregoing, the provisions of Article 19 below and not the provisions of this subsection shall govern in the event of casualty damage to the Premises or Project and the provisions of Article 20 below and not the provisions of this subsection shall govern in the event of condemnation of all or a part of the Premises or Project.

6.9As used in this Lease, the term "Applicable Density" means (a) with respect to the portion of the Premises on the ninth floor, an occupancy level of one person per one hundred fifty (150) square feet of rentable area, or (b) with respect to the portion of the Premises (if any) not located on the ninth floor, an occupancy level of one person per two hundred (200) square feet of rentable area. Landlord shall not be obligated to provide HVAC service under Section 6.1 to address the additional heat load arising from occupancy of the Premises at a density greater than the Applicable Density. If and to the extent that Tenant desires additional HVAC services to service to a floor of the Premises as a result of Tenant's occupancy of the portion of the Premises on that floor at a density greater than the Applicable Density, then at Tenant's sole cost, Landlord may install new supplemental equipment, or modify any existing equipment Landlord deems necessary. Tenant shall pay to Landlord within thirty (30) days after written demand the reasonable cost associated with the maintenance and operation of such supplemental units or modifications.

ARTICLE 7

REPAIRS AND MAINTENANCE BY LANDLORD

7.1Landlord shall provide for the cleaning and maintenance of the public portions of the Project in keeping with the ordinary standard for Comparable Buildings as part of Operating Expenses.  Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Term, except such repairs as may be required to the Base Building (as defined below) and other structural elements and equipment of the Project, and subject to Section 13.4, below, such additional maintenance as may be necessary because of the damage caused by persons other than Tenant, its agents, employees, licensees, or invitees. As used in this Lease, the "Base Building" shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. The term "Base Building," as used in this Lease, shall not be deemed to have the same meaning as the term "Base, Shell and Core," as the same is defined in Section 1 of the Tenant Work Letter.

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7.2Landlord or Landlord's officers, agents, and representatives (subject to any security regulations imposed by any governmental authority) shall have the right to enter all parts of the Premises at all reasonable hours upon reasonable prior notice to Tenant (other than in an emergency) to inspect, clean, make repairs, alterations, and additions to the Project or the Premises which it may deem necessary or desirable, to make repairs to adjoining spaces, to cure any defaults of Tenant hereunder that Landlord elects to cure pursuant to Section 22.5, below, to post notices of nonresponsibility, to show the Premises to prospective tenants (during the final nine (9) months of the Term or at any time after the occurrence of an Event of Default that remains uncured), mortgagees or purchasers of the Building, or to provide any service which it is obligated or elects to furnish to Tenant; and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof. Landlord shall have the right to enter the Premises at any time and by any means in the case of an emergency.

7.3Except as otherwise expressly provided in this Lease, Landlord shall not be liable for any failure to make any repairs or to perform any maintenance and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Project, Building or the Premises or in or to fixtures, and equipment therein. Tenant hereby waives all rights it would otherwise have under California Civil Code Sections 1932(1) and 1942(a), or any similar law, statute or ordinance now or hereafter in effect, to make repairs at Landlord's expense, to deduct repair costs from Rent and/or terminate this Lease as the result of any failure by Landlord to maintain or repair.

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ARTICLE 8

REPAIRS AND CARE OF PREMISES BY TENANT

8.1If the Building, the Project, or any portion thereof, including but not limited to, the elevators, boilers, engines, pipes, and other apparatus, or members of elements of the Building (or any of them) used for the purpose of climate control of the Building or operating of the elevators, or of the water pipes, drainage pipes, electric lighting, or other equipment of the Building or the roof or outside walls of the Building and also the Premises improvements, including but not limited to, the carpet, wall coverings, doors, and woodwork, become damaged or are destroyed through the negligence, carelessness, or misuse of Tenant, its servants, agents, employees, or anyone permitted by Tenant to be in the Building, or through it or them, then the reasonable cost of the necessary repairs, replacements, or alterations shall be borne by Tenant who shall pay the same to Landlord as Additional Rent within ten (10) days after demand, subject to Section 13.4 below. Landlord shall have the exclusive right, but not the obligation, to make any repairs necessitated by such damage.

8.2Subject to Section 13.4 below, Tenant agrees, at its sole cost and expense, to repair or replace any damage or injury done to the Project, or any part thereof, caused by Tenant, Tenant's agents, employees, licensees, or invitees which Landlord elects not to repair. Tenant shall not injure the Project or the Premises and, at Tenant's sole cost and expense, shall maintain the Premises, including without limitation all improvements, fixtures and furnishings therein, and the floor or floors on which the Premises are located, in good order, repair and condition at all times during the Term. If Tenant fails to keep such elements of the Premises in such good order, condition, and repair as required hereunder to the reasonable satisfaction of Landlord, Landlord may restore the Premises to such good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's property or business by reason thereof, and within ten (10) days after completion thereof, Tenant shall pay to Landlord, as Additional Rent, upon demand, the actual cost of restoring the Premises to such good order and condition and of the making of such repairs, plus an additional charge of five percent (5%) thereof. Tenant shall leave the Premises at the end of each business day in a reasonably tidy condition for the purpose of allowing the performance of Landlord's cleaning services. Upon the Expiration Date or the Termination Date, Tenant shall surrender and deliver up the Premises to Landlord in the same condition in which it existed at the Commencement Date, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant. Upon the Expiration Date or the Termination Date, Landlord shall have the right to re-enter and take possession of the Premises.

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ARTICLE 9

TENANT'S EQUIPMENT AND INSTALLATIONS

9.1Except for desk or table-mounted office equipment consistent with first- class general office use in Comparable Buildings, Tenant shall not install within the Premises any fixtures, equipment, facilities, or other improvements without the specific written consent of Landlord, subject to Article 15, below. Tenant shall not, without the specific written consent of Landlord (which consent shall not be unreasonably withheld, conditioned, or delayed), install or maintain any apparatus or device within the Premises which shall increase the usage of electrical power or water for the Premises to an amount greater than would be normally required for general office use for space of comparable size in the Market Area; and if any such apparatus or device is so installed, Tenant agrees to furnish Landlord a written agreement to pay for any additional costs of utilities as the result of said installation.

ARTICLE 10

FORCE MAJEURE

10.1It is understood and agreed that with respect to any service or other obligation to be furnished or obligations to be performed by either party, in no event shall either party be liable for failure to furnish or perform the same when prevented from doing so by strike, lockout, breakdown, accident, supply, or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish such service or meet such obligation; or because of war or other emergency; or for any cause beyond the reasonable control with the party obligated for such performance; or for any cause due to any act or omission of the other party or its agents, employees, licensees, invitees, or any persons claiming by, through, or under the other party; or because of the failure of any public utility to furnish services; or because of order or regulation of any federal, state, county or municipal authority (collectively, "Force Majeure Events"). Nothing in this Section 10.1 shall limit or otherwise modify or waive Tenant's obligation to pay Base Rent and Additional Rent as and when due pursuant to the terms of this Lease.

ARTICLE 11

CONSTRUCTION, MECHANICS' AND MATERIALMAN'S LIENS

11.1Tenant shall not suffer or permit any construction, mechanics' or materialman's lien to be filed against the Premises or any portion of the Project by reason of work, labor services, or materials supplied or claimed to have been supplied to Tenant. Nothing herein contained shall be deemed or construed in any way as constituting the consent or request of Landlord, expressed or implied, by inference or otherwise, for any contractor, subcontractor, laborer, or materialman to perform any labor or to furnish any materials or to make any specific improvement, alteration, or repair of or to the Premises or any portion of the Project; nor of giving Tenant any right, power, or authority to contract for, or permit the rendering of, any services or the furnishing of any materials that could give rise to the filing of any construction, mechanics' or materialman's lien against the Premises or any portion of the Project.

11.2If any such construction, mechanics' or materialman's lien shall at any time be filed against the Premises or any portion of the Project as the result of any act or omission of Tenant, Tenant covenants that it shall, within twenty (20) days after Tenant has notice of the claim for lien, procure the discharge thereof by payment or by giving security or in such other manner as

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is or may be required or permitted by law or which shall otherwise satisfy Landlord. If Tenant fails to take such action, Landlord, in addition to any other right or remedy it may have, may take such action as may be reasonably necessary to protect its interests. Any amounts paid by Landlord in connection with such action, all other expenses of Landlord incurred in connection therewith, including reasonable attorneys' fees, court costs, and other necessary disbursements shall be repaid by Tenant to Landlord within ten (10) days after demand.

ARTICLE 12

ARBITRATION

12.1In the event that a dispute arises under Section 5.3 above, the same shall be submitted to arbitration in accordance with the provisions of applicable state law, if any, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations, and procedures from time to time in effect as promulgated by the American Arbitration Association (the "Association").  Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association's office in the city wherein the Building is situated (or the nearest other city having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the court or a judge thereof may be served outside the state wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his or her award or decision, subject to the penultimate sentence of this section. No arbitrable dispute shall be deemed to have arisen under this Lease (a) prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute, together with a description thereof sufficient for an understanding thereof, and (b) where Tenant disputes the amount of a Tenant payment required hereunder (e.g., Operating Expense excess under Section 5.3 hereof), prior to Tenant paying in full the amount billed by Landlord, including the disputed amount. The prevailing party in such arbitration shall be reimbursed for its expenses, including reasonable attorneys' fees. Notwithstanding the foregoing, in no event shall this Article 12 affect or delay Landlord's unlawful detainer rights under California law.

ARTICLE 13 INSURANCE

13.1Landlord shall maintain, as a part of Operating Expenses, special causes of loss form property insurance on the Project (excluding, at Landlord's option, the property required to be insured by Tenant pursuant to Section 13.2(e), below) in an amount equal to the full replacement cost of the Project, subject to such deductibles as Landlord may determine. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, any of Tenant's furniture, equipment, machinery, goods, supplies, improvements or alterations upon the Premises. Such insurance shall be maintained with an insurance company selected, and in amounts desired, by Landlord or Landlord's mortgagee, and payment for losses thereunder shall be made solely to Landlord subject to the rights of the holder of any mortgage or deed of trust which may now or hereafter encumber the Project. Additionally Landlord may maintain such additional insurance, including, without limitation, earthquake insurance, flood insurance, liability insurance and/or rent

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insurance, as Landlord may in its sole discretion elect. The cost of all such additional insurance shall also be part of the Operating Expenses. Any or all of Landlord's insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties or by Landlord or any affiliate of Landlord's program of self-insurance, and in such event Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Project.

13.2Tenant, at its own expense, shall maintain with insurers authorized to do business in the State of California and which are rated A- or better and have a financial size category of at least VIII in the most recent Best's Key Rating Guide, or any successor thereto (or if there is none, an organization having a national reputation), (a) commercial general liability insurance, including Broad Form Property Damage and Contractual Liability with the following minimum limits: General Aggregate $3,000,000.00; Products/Completed Operations Aggregate $2,000,000.00; Each Occurrence $2,000,000.00; Personal and Advertising Injury $1,000,000.00; Medical Payments $5,000.00 per person, (b) Umbrella/Excess Liability on a following form basis with the following minimum limits: General Aggregate $10,000,000.00; Each Occurrence $10,000,000.00; (c) Workers' Compensation with statutory limits; (d) Employer's Liability insurance with the following limits: Bodily injury by disease per person $1,000,000.00; Bodily injury by accident policy limit $1,000,000.00; Bodily injury by disease policy limit $1,000,000.00; (e) property insurance on special causes of loss insurance form covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements," as that term is defined in Section 2.1 of the Tenant Work Letter, and any other improvements which exist in the Premises as of the Commencement Date (excluding the Base Building) (the "Original Improvements"), and (iii) all other improvements, alterations and additions to the Premises (such insurance shall be for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co- insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion); and (f) business auto liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles. At all times during the Term, such insurance shall be maintained, and Tenant shall cause a current and valid certificate of such policies to be deposited with Landlord. If Tenant fails to have a current and valid certificate of such policies on deposit with Landlord at all times during the Term and such failure is not cured within three (3) business days following Tenant's receipt of notice thereof from Landlord, Landlord shall have the right, but not the obligation, to obtain such an insurance policy, and Tenant shall be obligated to pay Landlord the amount of the premiums applicable to such insurance within ten (10) days after Tenant's receipt of Landlord's request for payment thereof. Said policy of liability insurance shall name Landlord, Landlord's affiliates and subsidiaries designated by Landlord, and Landlord's managing agent as additional insureds and Tenant as the insured and shall be noncancellable with respect to Landlord except after thirty (30) days' written notice from the insurer to Landlord.

13.3Tenant shall adjust annually the amount of coverage established in Section 13.2 hereof to such amount as in Landlord's reasonable opinion, adequately protects Landlord's

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interest; provided the same is consistent with the amount of coverage customarily required of comparable tenants in Comparable Buildings.

13.4Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action against the other, its agents, employees, licensees, or invitees for any loss or damage to or at the Premises or the Project or any personal property of such party therein or thereon by reason of fire, the elements, or any other cause which would be insured against under the terms of (i) special causes of loss form property insurance or (ii) the liability insurance referred to in Section 13.2, to the extent of such insurance, regardless of cause or origin, including omission of the other party hereto, its agents, employees, licensees, or invitees. Landlord and Tenant covenant that no insurer shall hold any right of subrogation against either of such parties with respect thereto. This waiver shall be ineffective against any insurer of Landlord or Tenant to the extent that such waiver is prohibited by the laws and insurance regulations of the State of California. The parties hereto agree that any and all such insurance policies required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: "This insurance shall not be invalidated should the insured waive, in writing prior to a loss, any and all right of recovery against any party for loss occurring to the property described therein, " and shall provide that such party's insurer waives any right of recovery against the other party in connection with any such loss or damage.

13.5In the event Tenant's occupancy or conduct of business in or on the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as Rent within ten (10) days after bills for such additional premiums shall be rendered by Landlord. In determining whether increased premiums are a result of Tenant's use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.

ARTICLE 14

QUIET ENJOYMENT

14.1Provided Tenant is not in default under this Lease after the expiration of any period for cure in the performance of all its obligations under this Lease, including, but not limited to, the payment of Rent and all other sums due hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance by Landlord, subject to the provisions and conditions set forth in this Lease.

ARTICLE 15

ALTERATIONS

15.1Tenant agrees that it shall not make or allow to be made any alterations, physical additions, or improvements in or to the Premises without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. As used herein, the term "Minor Alteration" refers to an alteration that (a) does not affect the outside appearance of the Building and is not visible from the Common Areas,

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(b) is non-structural and does not impair the strength or structural integrity of the Building, and (c) does not affect the mechanical, electrical, HVAC or other systems of the Building. Landlord agrees not to unreasonably withhold its consent to any Minor Alteration. Landlord's consent to any other alteration may be conditioned, given, or withheld in Landlord's reasonable discretion. Notwithstanding the foregoing, Landlord consents to any repainting, recarpeting, or other purely cosmetic changes or upgrades to the Premises, so long as (i) the aggregate cost of such work is less than $100,000.00 in any twelve-month period, (ii) such work constitutes a Minor Alteration (iii) no building permit is required in connection therewith, and (iv) such work is comparable to the then existing Building standards. At the time of said request, Tenant shall submit to Landlord plans and specifications of the proposed alterations, additions, or improvements; and Landlord shall have a period of not more than thirty (30) days therefrom in which to review and reasonably approve or reasonably disapprove said plans; provided that if Landlord determines in good faith that Landlord requires a third party to assist in reviewing such plans and specifications, Landlord shall instead have a period of no more than sixty (60) days in which to review and approve or disapprove said plans. Tenant shall pay to Landlord upon demand the cost and expense of Landlord in (A) reviewing said plans and specifications, and

(B)inspecting the alterations, additions, or improvements to determine whether the same are being performed in accordance with the approved plans and specifications and all laws and requirements of public authorities, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose. In any instance where Landlord grants such consent, and permits Tenant to use its own contractors, laborers, materialmen, and others furnishing labor or materials for Tenant's construction (collectively, "Tenant's Contractors"), Landlord's consent shall be deemed conditioned upon each of Tenant's Contractors (1) working in harmony and not interfering with any laborer utilized by Landlord, Landlord's contractors, laborers, or materialmen; and (2) furnishing Landlord with evidence of acceptable liability insurance, worker's compensation coverage and if required by Landlord, completion bonding, and if at any time such entry by one or more persons furnishing labor or materials for Tenant's work shall cause such disharmony or interference, the consent granted by Landlord to Tenant may be withdrawn immediately upon written notice from Landlord to Tenant. If Tenant is using Tenant's Contractors for Tenant's construction, the contract with such Tenant's Contractor(s) shall provide for a guaranteed maximum price or a stipulated sum as the contract amount and shall be fully executed and delivered by Tenant and Tenant's Contractor(s) prior to the commencement of construction. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of alterations, additions, or improvements and for final approval thereof upon completion, and shall cause any alterations, additions, or improvements to be performed in compliance therewith and with all Applicable Laws (including without limitation, California Energy Code, Title 24) and all requirements of public authorities and with all applicable requirements of insurance bodies. All alterations, additions, or improvements shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to be better than (a) the original installations of the Building, or (b) the then standards for the Comparable Building. Upon the completion of work and upon request by Landlord, Tenant shall provide Landlord copies of all waivers or releases of lien from each of Tenant's Contractors. No alterations, modifications, or additions to the Project or the Premises shall be removed by Tenant either during the Term or upon the Expiration Date or the Termination Date without the express written approval of Landlord. Tenant shall not be entitled to any reimbursement or compensation resulting from its payment of the cost of constructing all or any portion of said

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improvements or modifications thereto unless otherwise expressly agreed by Landlord in writing. Notwithstanding anything to the contrary in this Lease, Landlord shall be deemed to have acted reasonably in disapproving plans or designs if Landlord determines in good faith that the matter disapproved constitutes or would create a Design Problem (as defined below). As used herein, a "Design Problem" shall mean (i) adverse effect on the structural integrity of the Building; (ii) possible damage to the Building's systems; (iii) non-compliance with applicable codes; (iv) adverse effect on the exterior appearance of the Building; (v) creation of the potential for unusual expenses to be incurred upon the removal of the alteration or improvement and the restoration of the Premises upon termination of this Lease, unless Tenant agrees to pay for the incremental removal costs caused by the non-typical alterations; (vi) creation of the potential for unusual expenses to be incurred in connection with the maintenance by Landlord of the alteration or improvement, unless Tenant agrees to pay for the incremental maintenance costs caused by the non-typical alterations, (vii) a material effect any other tenant or occupant of the Building, (viii) creation of an obligation to make other alterations, additions or improvements to the Premises or Common Areas in order to comply with applicable laws (including, without limitation, the Americans with Disabilities Act), (ix) adverse effect on the LEED rating of the Building, or (x) creation of the potential for an increase in the premiums for property or liability insurance carried by Landlord, unless Tenant agrees to pay for the incremental increase in cost.

15.2Landlord's approval of Tenant's plans for work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, the Americans with Disabilities Act. Landlord may, at its option, at Tenant's expense, require that Landlord's contractors be engaged for any work upon the integrated Building mechanical or electrical systems or other Building or leasehold improvements.

15.3At least five (5) days prior to the commencement of any work permitted to be done by persons requested by Tenant on the Premises, Tenant shall notify Landlord of the proposed work and the names and addresses of Tenant's Contractors. During any such work on the Premises, Landlord, or its representatives, shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon building permits and notices of non-responsibility or to take any further action which Landlord reasonably deems to be proper for the protection of Landlord's interest in the Premises.

15.4During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer's liability, builder's risk, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord's written approval, which approval shall not be unreasonably withheld.  The commercial general liability and auto insurance carried by Tenant's contractors and their subcontractors of all tiers pursuant to this section shall name Landlord, Landlord's managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to their work or services (collectively, "Additional Insureds"). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord's managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured.  Tenant shall obtain and submit to Landlord, prior

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to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this section. All of such alterations shall be insured by Tenant pursuant to Article 13 of this Lease immediately upon completion thereof.

15.5Tenant's initial improvement of the Premises shall be governed by Exhibit C and not the provisions of this Article 15 (other than Section 15.4).

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ARTICLE 16

FURNITURE, FIXTURES, AND PERSONAL PROPERTY

16.1Tenant, at its sole cost and expense, may remove its trade fixtures, office supplies and moveable office furniture and equipment not attached to the Project or Premises provided:

(a)Such removal is made prior to the Expiration Date or the Termination Date;

(b)No Event of Default exists under this Lease at the time of such removal; and

(c)Tenant promptly repairs all damage caused by such removal.

16.2If Tenant does not remove its office supplies and moveable furniture and equipment as herein above provided prior to the Expiration Date or the Termination Date (unless prior arrangements have been made with Landlord and Landlord has agreed in writing to permit Tenant to leave such items in the Premises for an agreed period), then, in addition to its other remedies, at law or in equity, Landlord shall have the right to have such items removed and stored at Tenant's sole cost and expense and all damage to the Project or the Premises resulting from said removal shall be repaired at the cost of Tenant; Landlord may elect that such items automatically become the property of Landlord upon the Expiration Date or the Termination Date, and Tenant shall not have any further rights with respect thereto or reimbursement therefor subject to the provisions of Applicable Law. All other property in the Premises, any alterations, or additions to the Premises (including wall-to-wall carpeting, paneling, wall covering, specially constructed or built-in cabinetry or bookcases), and any other article attached or affixed to the floor, wall, or ceiling of the Premises shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the Expiration or Termination Date regardless of who paid therefor; and Tenant hereby waives all rights to any payment or compensation therefor. If, however, Landlord so requests, in writing, Tenant shall remove, prior to the Expiration Date or the Termination Date, any and all alterations, additions, fixtures, equipment, and property placed or installed in the Premises by or on behalf of Tenant and shall repair any damage caused by such removal. Landlord shall notify Tenant at the time Landlord consents to any alteration whether or not such alteration will be required by Landlord to be removed or restored to Building standard condition at the end of the Term.

16.3All the furnishings, fixtures, equipment, effects, and property of every kind, nature, and description of Tenant and of all persons claiming by, through, or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Project shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water, or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord unless due to the gross negligence or willful misconduct of Landlord or its employees, agents or contractors.

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ARTICLE 17

PERSONAL PROPERTY AND OTHER TAXES

17.1During the Term hereof, Tenant shall pay, prior to delinquency, all business and other taxes, charges, notes, duties, and assessments levied, and rates or fees imposed, charged, or assessed against or in respect of Tenant's occupancy of the Premises or in respect of the personal property, trade fixtures, furnishings, equipment, and all other personal and other property of Tenant contained in the Project (including without limitation taxes and assessments attributable to the cost or value of any leasehold improvements made in or to the Premises by or for Tenant (to the extent that the assessed value of those leasehold improvements exceeds the assessed value of standard office improvements in other space in the Project regardless of whether title to those improvements is vested in Tenant or Landlord)), and shall hold Landlord harmless from and against all payment of such taxes, charges, notes, duties, assessments, rates, and fees, and against all loss, costs, charges, notes, duties, assessments, rates, and fees, and any and all such taxes.  Tenant shall cause said fixtures, furnishings, equipment, and other personal property to be assessed and billed separately from the real and personal property of Landlord. In the event any or all of Tenant's fixtures, furnishings, equipment, and other personal property shall be assessed and taxed with Landlord's real property, Tenant shall pay to Landlord Tenant's share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property. In addition, Tenant shall be liable for and shall pay ten (10) days before delinquency any (i) rent tax, gross receipts tax, or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease; or (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project. If any of such taxes are billed to Landlord or included in bills to Landlord for taxes, then Tenant shall pay to Landlord all such amounts within fifteen (15) days after receipt of Landlord's invoice therefor.

ARTICLE 18

ASSIGNMENT AND SUBLETTING

18.1Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed beyond the express time periods provided for in this Article 18 (except that Landlord shall in no event be obligated to consent to an encumbrance of this Lease or any transfer by operation of law): (a) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (b) permit the use of the Premises or any part thereof by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (a "Transfer") occurring without the prior written consent of Landlord shall, at Landlord's option, be void and of no effect. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the remaining obligations of Tenant hereunder; provided that the acceptance of any assignment of this Lease by the applicable assignee shall automatically constitute the assumption by such assignee of all of the remaining obligations of Tenant that accrue following such assignment. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger and shall, at the option of Landlord,

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terminate all or any existing sublease or may, at the option of Landlord, operate as an assignment to Landlord of Tenant's interest in any or all such subleases.

18.2For purposes of this Lease, the term "Transfer" shall also include (i) if a Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, members or managers thereof, or transfer of twenty-five percent (25%) or more of partnership or membership interests therein within a twelve (12) month period, or the dissolution of the partnership or the limited liability company without immediate reconstitution thereof, and (ii) if Tenant is a corporation whose stock is not publicly held and not traded through an exchange or over the counter or any other form of entity, (A) the dissolution, merger, consolidation or other reorganization of Tenant, the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares or other interests of or in Tenant (other than to immediate family members by reason of gift or death), within a twelve (12) month period, or (B) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

18.3If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least thirty (30) days prior to the proposed effective date of the Transfer, a written notice (the "Transfer Notice") which includes (a) the name of the proposed sublessee or assignee, (b) the nature of the proposed sublessee's or assignee's business, (c) the terms and provisions of the proposed sublease or assignment, and (d) current financial statements and information on the proposed sublessee or assignee. Upon receipt of the Transfer Notice, Landlord may reasonably request additional information concerning the Transfer or the proposed sublessee or assignee (the "Additional Information"). Subject to Landlord's rights under Section 18.6, Landlord shall not unreasonably withhold its consent or delay beyond the express time periods provided for in this Article 18 to any assignment or sublease (excluding an encumbrance or transfer by operation of law), which consent or lack thereof shall be provided within thirty (30) days of receipt of Tenant's Transfer Notice; provided, however, Tenant hereby agrees that it shall be a reasonable basis for Landlord to withhold its consent if Landlord has not received the Additional Information requested by Landlord. Without limiting any other reasonable basis for Landlord to withhold its consent to the proposed Transfer, Landlord and Tenant agree that for purposes of this Lease and any Applicable Law, Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Project, or the general character or quality of the Project; (ii) Landlord determines in good faith that the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; (iii) the transferee, or any person or entity which directly or indirectly controls, is controlled by, or is under common control with, the transferee, is a tenant of or negotiating for space in the Project occupies space in the Project or has negotiated with Landlord within the preceding ninety (90) days (or is currently negotiating with Landlord) to lease space in the Project, (iv) the transferee has the power of eminent domain, is a governmental agency or an agency or subdivision of a foreign government; (v) an Event of Default by Tenant has occurred and is uncured at the time Tenant delivers the Transfer Notice to Landlord; (vi) in the judgment of Landlord, such a Transfer would violate any term, condition, covenant, or agreement of Landlord involving the Project or any other tenant's lease within it or would give an occupant of the Project a right to cancel or modify its lease; (vii) the rent advertised by Tenant in connection with such transferee, calculated using a present value analysis, was less than seventy percent (70%) of the rent being quoted by Landlord at

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the time of such advertisement by Tenant for comparable space in the Project for a comparable term, calculated using a present value analysis; (viii) in Landlord's good faith judgment, the use of the Premises by the proposed transferee would not be comparable to the types of office use by other tenants in the Project, would result in more than a reasonable density of occupants per square foot of the Premises, would increase the burden on elevators or other Building systems or equipment over the burden thereon prior to the proposed Transfer, would require increased services by Landlord or would require any alterations to the Project to comply with applicable laws; (ix) the transferee intends to use the space for purposes which are not permitted under this Lease; (x) the terms of the proposed Transfer would allow the transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the transferee to occupy space leased by Tenant pursuant to any such right); (xi) the proposed Transfer would result in more than five subleases per each full floor of the Premises being in effect at any one time during the Term; or (xii) any ground lessor or mortgagee whose consent to such Transfer is required fails to consent thereto. Tenant hereby waives any right to terminate the Lease and/or recover damages as remedies for Landlord wrongfully withholding its consent to any Transfer and agrees that Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligation to consent to such Transfer.

18.4Landlord and Tenant agree that, in the event of any approved assignment or subletting, the rights of any such assignee or sublessee of Tenant herein shall be subject to all of the terms, conditions, and provisions of this Lease, including, without limitation, restriction on use, assignment, and subletting and the covenant to pay Rent. Landlord may collect the rent owing by the assignee or sublessee directly from such assignee or sublessee and apply the amount so collected to the Rent herein reserved. No such consent to or recognition of any such assignment or subletting shall constitute a release of Tenant or any guarantor of Tenant's performance hereunder from further performance by Tenant or such guarantor of covenants undertaken to be performed by Tenant herein. Tenant and any such guarantor shall remain liable and responsible for all Rent and other obligations herein imposed upon Tenant, and Landlord may condition its consent to any Transfer upon the receipt of a written reaffirmation from each such guarantor in a form acceptable to Landlord (which shall not be construed to imply that the occurrence of a Transfer without such a reaffirmation would operate to release any guarantor). Consent by Landlord to a particular assignment, sublease, or other transaction shall not be deemed a consent to any other or subsequent transaction. In any case where Tenant desires to assign, sublease or enter into any related or similar transaction, whether or not Landlord consents to such assignment, sublease, or other transaction, Tenant shall pay any reasonable attorneys' fees incurred by Landlord in connection with such assignment, sublease or other transaction, including, without limitation, fees incurred in reviewing documents relating to, or evidencing, said assignment, sublease, or other transaction.  All documents utilized by Tenant to evidence any subletting or assignment for which Landlord's consent has been requested and is required hereunder, shall be subject to approval (not to be unreasonably withheld, conditioned or delayed) by Landlord or its attorney.

18.5Tenant shall be bound and obligated to pay Landlord a portion of any sums or economic consideration payable to Tenant by any sublessee, assignee, licensee, or other transferee, within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee, or other transferee, as the case might be, as follows:

(a)In the case of an assignment, fifty percent (50%) of any sums or other economic consideration received by Tenant as a result of such assignment shall be paid to

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Landlord, after first deducting reasonable costs incurred by Tenant in connection with the Transfer for the following: (i) broker fees, (ii) legal fees incurred in connection with the negotiation and documentation of the Transfer, (iii) accounting fees incurred in connection with the negotiation and documentation of the Transfer, (iv) costs of tenant improvements constructed by Tenant (with Landlord's prior consent) in connection with the Transfer (without reimbursement out of any allowance provided by Landlord), (v) reasonable tenant improvement allowances granted by Tenant (without reimbursement out of any allowance provided by Landlord), and (vi) reasonable rent abatements or concessions granted by Tenant (collective, the "Transaction Costs").

(b)In the case of a subletting, fifty percent (50%) of any sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the Rent due hereunder prorated to reflect only Rent allocable to the sublet portion of the Premises, and (ii) the Transaction Costs, which shall be amortized over the term of the sublease.

(c)Tenant shall provide Landlord with a detailed statement setting forth any sums or economic consideration Tenant either has or will derive from such Transfer, the deductions permitted under (a) and (b) of this Section 18.5, and the calculation of the amounts due Landlord under this Section 18.5. In addition, Landlord or its representative shall have the right at all reasonable times to audit the books and records of Tenant with respect to the calculation of the Transfer profits. If such inspection reveals that the amount paid to Landlord was incorrect, then within ten (10) days of Tenant's receipt of the results of such audit, Tenant shall pay Landlord the deficiency and the cost of Landlord's audit. If such inspection reveals that the amount paid to Landlord was incorrect and more than the amount Landlord was entitled to receive; then within ten (10) days of Landlord’s receipt of said inspection results, Landlord shall pay to Tenant the overage.

18.6If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. or any successor or substitute therefor (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any such monies or other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to whom this Lease is so assigned shall be deemed, without further act or deed, to have assumed all of the remaining obligations arising under this Lease as of the date of such assignment. Any such assignee shall, upon demand therefor, execute and deliver to Landlord an instrument confirming such assumption.

18.7Landlord shall have the following option with respect to any assignment or subletting proposed by Tenant:

(a)Notwithstanding any other provision of this Article, Landlord has the option, by written notice to Tenant (the "Recapture Notice") within thirty (30) days after receiving any Transfer Notice to recapture the space covered by the proposed sublease or the entire Premises in the case of an assignment (the "Subject Space") by terminating this Lease for the Subject Space or taking an assignment or a sublease of the Subject Space

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from Tenant; provided, however, such termination date shall either be (i) not less than ninety (90) calendar days following Landlord's notice to the Tenant, or (ii) the proposed effective date of the sublease or assignment, whichever is later. A timely Recapture Notice terminates this Lease or creates an assignment or a sublease for the Subject Space for the same term as the proposed Transfer, effective as of the date specified in the Transfer Notice. After such termination, Landlord may (but shall not be obligated to) enter into a lease with the party to the sublease or assignment proposed by Tenant.

(b)To determine the new Base Rent under this Lease in the event Landlord recaptures the Subject Space without terminating this Lease, the original Base Rent under the Lease shall be multiplied by a fraction, the numerator of which is the rentable square feet of the Premises retained by Tenant after Landlord's recapture and the denominator of which is the total rentable square feet in the Premises before Landlord's recapture. The Additional Rent, to the extent that it is calculated on the basis of the rentable square feet within the Premises, shall be reduced to reflect Tenant's proportionate share based on the rentable square feet of the Premises retained by Tenant after Landlord's recapture. This Lease as so amended shall continue thereafter in full force and effect. Either party may require a written confirmation of the amendments to this Lease necessitated by Landlord's recapture of the Subject Space. If Landlord recaptures the Subject Space, Landlord shall, at Landlord's sole expense, construct any partitions required to segregate the Subject Space from the remaining Premises retained by Tenant. Tenant shall, however, pay for painting, covering or otherwise decorating the surfaces of the partitions facing the remaining Premises retained by Tenant.

18.8Notwithstanding the foregoing, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a "Permitted Transfer") to the following types of entities (a "Permitted Transferee") without the written consent of Landlord: (a) any parent, subsidiary or affiliate corporation which Controls (as defined below), is Controlled by or is under common Control with Tenant (collectively, an "Affiliate"); (b) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, an Affiliate of Tenant, or their respective corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as in both cases (a) and (b), (i) Tenant's obligations hereunder are assumed by the Permitted Transferee; and (ii) the Permitted Transferee satisfies the Net Worth Threshold as of the effective date of the Permitted Transfer; or (c) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity which acquires all or substantially all of Tenant's assets and/or ownership interests, if the Transferee satisfies the Net Worth Threshold as of the effective date of the Transfer. Tenant shall notify Landlord in writing of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing, the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, whether accruing prior to and/or from and after the consummation of the Transfer. No later than ten (10) days prior to the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (1) copies of the instrument effecting any of the foregoing Transfers, (2) documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Transfer, and (3) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted

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Transfer shall not waive Landlord's rights as to any subsequent Transfers. As used herein, the term "Net Worth Threshold" shall mean the proposed Permitted Transferee has a tangible net worth equal to or greater than (x) that of Tenant immediately prior to such transaction, and (y) that of the originally named Tenant as of December 31 of the year prior to the Commencement Date (determined in accordance with generally accepted accounting principles consistently applied and excluding from the determination of total assets all assets which would be classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill, licenses, trademarks, trade names, copyrights and franchises), and as evidenced by financial statements audited by a certified public accounting firm reasonably acceptable to Landlord. The term "Control" shall mean the possession of the power to direct or cause the direction of the management and policy of such corporation, partnership, limited liability company or other entity, whether through the ownership of voting securities, by statute or by contract, and whether directly or indirectly through Affiliates. Notwithstanding the foregoing, if Tenant is prohibited by law or the terms of a binding confidentiality agreement from disclosing the existence of a potential Permitted Transfer, the ten (10) business day period as set forth above shall, instead, be five (5) business days after the earlier to occur of the closing of such Permitted Transfer and the date on which Tenant can legally disclose the Permitted Transfer to Landlord.

18.9The provisions of Section 18.5 shall not apply to any assignment or subletting permitted without Landlord's consent pursuant to Section 18.8.

ARTICLE 19

DAMAGE OR DESTRUCTION

19.1If the Premises or Building should be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice to Landlord. If the Premises or any common areas of the Building or Project serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 19, restore the base, shell, and core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the base, shell, and core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Project, or the lessor of a ground or underlying lease with respect to the Project and/or the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Landlord shall make commercially reasonable efforts to minimize, but shall not otherwise be liable for, any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant's Share of Operating Expenses and Tenant's Tax Share of Taxes to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

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19.2Notwithstanding the terms of Section 19.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or any other portion of the Project and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of Landlord's discovery of such damage (the "Damage Discovery Date"), such notice to include a termination date giving Tenant one hundred twenty (120) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred eighty (180) days of the Damage Discovery Date (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Project or ground or underlying lessor with respect to the Project and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered (except for deductible amounts in the case of a casualty other than earthquake or flood) by Landlord's insurance policies. In addition, if the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Term, then notwithstanding anything contained in this Article 19, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after the Damage Discovery Date, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 19.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination (subject to any abatement under Section 19.1), and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Term.

19.3If there is an occurrence of any damage to the Premises that does not result in the termination of this Lease pursuant to this Article 19, then upon notice (the "Landlord Repair Notice") to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Sections 13.2(e)(ii) and (iii) above with respect to any improvements in the Premises required to be insured by Tenant hereunder (excluding proceeds for Tenant's Property), and Landlord shall repair any injury or damage to the Tenant Improvements, alterations, finishes and the Original Improvements installed in the Premises and shall return such Tenant Improvements, alterations, finishes and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the sum of (A) amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, plus

(B)any insurance proceeds received by Landlord with respect to such Tenant Improvements, alterations, finishes and Original Improvements (it being acknowledged and agreed that Tenant's insurance as to the Tenant Improvements, alterations, finishes and Original Improvements is primary in nature and Landlord's insurance, if any, with respect to same is secondary in nature), the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within forty-five (45) days following the Damage Discovery Date, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements, alterations, finishes and the Original Improvements installed in the Premises and shall return such Tenant Improvements, alterations, finishes and Original Improvements to their original condition.

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Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord's reasonable review and reasonable approval, all plans, specifications and working drawings relating thereto, and Tenant shall select the contractors to perform such improvement work, subject to Landlord's prior approval. Notwithstanding anything to the contrary in this Lease, Landlord shall be deemed to have acted reasonably in disapproving plans, specifications or working drawings if Landlord determines in good faith that the matter disapproved constitutes or would create a Design Problem.

19.4In the event this Lease is terminated in accordance with the terms of this Article 19, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Sections 13.2(e)(ii) and (iii), after Tenant recaptures any out of pocket expenses actually incurred by Tenant as a result of said damage to, or destruction of, all or any portion of the Premises or the Building.

19.5The provisions of this Lease, including this Article 19, constitute an express agreement between Landlord and Tenant with respect to damage to, or destruction of, all or any portion of the Premises or the Project, and any statute or regulation of the State of California, including without limitation Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties (and any other statute or regulation now or hereafter in effect with respect to such rights or obligations), shall have no application to this Lease or to any damage or destruction to all or any portion of the Premises or the Project.

ARTICLE 20

CONDEMNATION

20.1If all of the Premises is condemned by eminent domain, inversely condemned or sold under threat of condemnation for any public or quasi-public use or purpose ("Condemned"), this Lease shall terminate as of the earlier of the date the condemning authority takes title to or possession of the Premises, and Rent shall be adjusted to the date of termination.

20.2If any portion of the Premises or Building is condemned and such partial condemnation materially impairs Tenant's ability to use the Premises for Tenant's business as reasonably determined by Landlord, Landlord shall have the option in Landlord's sole and absolute discretion of either (i) relocating Tenant to comparable space within the Project or

(ii)terminate this Lease as of the earlier of the date title vests in the condemning authority or as of the date an order of immediate possession is issued and Rent shall be adjusted to the date of termination. If such partial condemnation does not materially impair Tenant's ability to use the Premises for the business of Tenant, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord, excluding the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting or order of immediate possession Rent shall be adjusted as reasonably determined by Landlord.

20.3If the Premises are wholly or partially condemned, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any claim to any part of the

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award from Landlord or the condemning authority; provided, however, Tenant shall have the right to recover from the condemning authority such compensation as may be separately awarded to Tenant in connection with costs in removing Tenant's merchandise, furniture, fixtures, the unamortized cost of any leasehold improvements and equipment to a new location. No condemnation of any kind shall be construed to constitute an actual or constructive eviction of Tenant or a breach of any express or implied covenant of quiet enjoyment. Tenant hereby waives the effect of Sections 1265.120 and 1265.130 of the California Code of Civil Procedure.

20.4In the event of a temporary condemnation not extending beyond the Term, this Lease shall remain in effect, Tenant shall continue to pay Rent and Tenant shall receive any award made for such condemnation except damages to any of Landlord's property. If a temporary condemnation is for a period which extends beyond the Term, this Lease shall terminate as of the date of initial occupancy by the condemning authority and any such award shall be distributed in accordance with the preceding section. If a temporary condemnation remains in effect at the expiration or earlier termination of this Lease, Tenant shall pay Landlord the reasonable cost of performing any obligations required of Tenant with respect to the surrender of the Premises.

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ARTICLE 21

HOLD HARMLESS

21.1Tenant agrees to defend, with counsel reasonably approved by Landlord, all actions against Landlord, any member, partner, trustee, stockholder, officer, director, employee, or beneficiary of Landlord (collectively, "Landlord Parties"), holders of mortgages secured by the Premises or the Project and any other party having an interest therein (collectively with Landlord Parties, the "Indemnified Parties") with respect to, and to pay, protect, indemnify, and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands, or judgments of any nature to which any Indemnified Party is subject because of its estate or interest in the Premises or the Project arising from (a) injury to or death of any person, or damage to or loss of property on the Premises, except to the extent, if any, caused by the gross negligence or willful misconduct of Landlord or its employees, contractors or agents or Landlord’s failure to perform its obligations under this Lease, (b) any violation of this Lease by or attributable to Tenant, or (c) subject to Section 13.4, any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees, or invitees. Tenant agrees to use and occupy the Premises and other facilities of the Project at its own risk, and hereby releases the Indemnified Parties from any and all claims for any damage or injury to the fullest extent permitted by law.

21.2Tenant agrees that Landlord shall not be responsible or liable to Tenant, its agents, employees, or invitees for fatal or non-fatal bodily injury or property damage occasioned by the acts or omissions of any other tenant, or such other tenant's agents, employees, licensees, or invitees, of the Project. Landlord shall not be liable to Tenant for losses to property due to theft or burglary, or damages from criminal acts, done by any persons on the Project other than Landlord or its employees or agents.

21.3Subject to Section 13.4, Landlord shall indemnify and hold harmless Tenant and its agents, directors, officers, shareholders, partners, members, employees and invitees, from all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Project excluding the Premises, to the extent arising from the negligence or willful misconduct of Landlord or Landlord's employees, agents, or contractors and not insured (or required to be insured) by Tenant under this Lease (provided, however, that Landlord's indemnity shall, in no event, extend to loss of profits, loss of business or other consequential damages incurred by Tenant).

ARTICLE 22

DEFAULT BY TENANT

22.1The term "Event of Default" refers to the occurrence of any one (1) or more of the following:

(a)Failure of Tenant to pay when due any sum required to be paid hereunder (the "Monetary Default") within five (5) days of receipt of written notice from Landlord; provided, however, that after the first failure to pay any sum required to be paid hereunder in any twelve (12) month period, in the event that Tenant fails a second time to pay when due any sum required to be paid hereunder during such twelve (12) month

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period, such failure shall be deemed to automatically constitute a Monetary Default without any obligation on Landlord to provide any additional written notice, and provided further that Tenant acknowledges that any such written notice provided hereunder shall be in lieu of, and not in addition to, any notice to pay rent or quit pursuant to any applicable statutes;

(b)Failure of Tenant, after fifteen (15) days written notice thereof, to perform any of Tenant's obligations, covenants, or agreements except a Monetary Default, provided that if the cure of any such failure is not reasonably susceptible of performance within such fifteen (15) day period, then an Event of Default of Tenant shall not be deemed to have occurred so long as Tenant has promptly commenced and thereafter diligently prosecutes such cure to completion and completes that cure within thirty (30) days;

(c)Tenant, or any guarantor of Tenant's obligations under this Lease (the "Guarantor"), admits in writing that it cannot meet its obligations as they become due; or is declared insolvent according to any law; or assignment of Tenant's or Guarantor's property is made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or Guarantor or its property; or the interest of Tenant or Guarantor under this Lease is levied on under execution or other legal process; or any petition is filed by or against Tenant or Guarantor to declare Tenant bankrupt or to delay, reduce, or modify Tenant's debts or obligations; or any petition filed or other action taken to reorganize or modify Tenant's or Guarantor's capital structure if Tenant is a corporation or other entity. Any such levy, execution, legal process, or petition filed against Tenant or Guarantor shall not constitute a breach of this Lease provided Tenant or Guarantor shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within ninety (90) days from the date of its creation, service, or filing;

(d)The abandonment (as defined in California Civil Code section 1951.3) of the Premises by Tenant;

(e)The discovery by Landlord that any financial statement given by Tenant or any of its assignees, subtenants, successors-in-interest, or Guarantors was materially false; or

(f)If Tenant or any Guarantor shall die, cease to exist as a corporation or partnership, or be otherwise dissolved or liquidated (except to the extent the same is a Permitted Transfer) or become insolvent, or shall make a transfer in fraud of creditors.

22.2In the event of any Event of Default by Tenant, Landlord, at its option, may pursue one or more of the following remedies without notice or demand in addition to all other rights and remedies provided for at law or in equity:

(a)Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant's account, provided that any Rent in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in

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reletting the Premises, including, without limitation, brokers' commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this Section 22.2(a) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

"The lessor has the remedy described in Civil Code Section 1951.4 (lessor may continue the lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign subject only to reasonable limitations)."

(b)Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant's cost and to recover from Tenant as damages:

(i)the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (A) in retaking possession of the Premises, including reasonable attorneys' fees and costs therefor; (B) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting;

(C)leasing commissions; (D) any other costs necessary or appropriate to relet the Premises; and (E) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

The "worth at the time of award" of the amounts referred to in Sections 22.2(b)(i) and 22.2(b)(ii) shall be calculated by allowing interest at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law, on the unpaid Rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Section 22.2(b)(iii) shall be calculated by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and

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1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any Event of Default by Tenant.

22.3If Landlord shall exercise any one or more remedies hereunder granted or otherwise available, it shall not be deemed to be an acceptance or surrender of the Premises by Tenant whether by agreement or by operation of law; it is understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others in the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting to the aforesaid exercise of dominion over Tenant's property within the Premises after any Event of Default.

22.4Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord for any or all other rights or remedies provided for in this Lease or now or hereafter existing at or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. All costs incurred by Landlord in connection with collecting any Rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys' fees from the date such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, shall also be recoverable by Landlord from Tenant. If any notice and grace period required under subparagraphs 22.1(a) or (b) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 22.1(a) or (b). In such case, the applicable grace period under subparagraphs 22.1(a) or (b) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Tenant to cure the default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and an Event of Default entitling Landlord to the remedies provided for in this Lease and/or by said statute.

22.5If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted and such failure constitutes an Event of Default (except in the case where if Landlord reasonably and in good faith believes that action prior to the expiration of any cure period under Section 22.1 is necessary to prevent damage to persons or property, in which case Landlord may act without waiting for such cure period to expire), Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such default for the account of Tenant (and enter the Premises for such purpose), and thereupon, Tenant shall be obligated and hereby agrees to pay Landlord, upon demand, all reasonable costs, expenses, and disbursements, plus ten percent (10%) overhead cost incurred by Landlord in connection therewith.

22.6In addition to Landlord's rights set forth above, if Tenant fails to pay its Rent or any other amounts owing hereunder on the due date thereof, after expiration of any applicable grace period, more than two (2) times during any calendar year during the Term, then upon the

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occurrence of the third or any subsequent default in the payment of monies during said calendar year, Landlord, at its sole option, shall have the right to require that Tenant, as a condition precedent to curing such default, pay to Landlord, in check or money order, in advance, the Rent and Landlord's estimate of all other amounts which will become due and owing hereunder by Tenant for a period of two (2) months following said cure. All such amounts shall be paid by Tenant within thirty (30) days after notice from Landlord demanding the same. All monies so paid shall be retained by Landlord, without interest, for the balance of the Term and any extension thereof, and shall be applied by Landlord to the last due amounts owing hereunder by Tenant. If, however, Landlord's estimate of the Rent and other amounts for which Tenant is responsible hereunder are inaccurate, when such error is discovered, Landlord shall pay to Tenant, or Tenant shall pay to Landlord, within thirty (30) days after written notice thereof, the excess or deficiency, as the case may be, which is required to reconcile the amount on deposit with Landlord with the actual amounts for which Tenant is responsible.

22.7Nothing contained in this Article 22 shall limit or prejudice the right of Landlord to prove and obtain as damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Article 22. Notwithstanding anything contained in this Article to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an Event of Default only when such proceeding, action, or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

22.8Landlord is entitled to accept, receive, in check or money order, and deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply them at Landlord's option to any obligation of Tenant, and such amounts shall not constitute payment of any amount owed, except that to which Landlord has applied them. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's rights to recover any and all amounts owed by Tenant hereunder and shall not be deemed to cure any other default nor prejudice Landlord's rights to pursue any other available remedy. Landlord's acceptance of partial payment of Rent does not constitute a waiver of any rights, including without limitation any right Landlord may have to recover possession of the Premises.

22.9In the event that Tenant's right of possession of the Premises is terminated prior to the end of the initial Term by reason of an Event of Default by Tenant, then immediately upon such termination, an amount shall be due and payable by Tenant to Landlord equal to the unamortized portion as of that date (which amortization shall be based on an interest rate of eleven percent (11%) per annum) of the sum of (a) the cost of Landlord's Work (if any), (b) the Allowance (if any), (c) the value of any free Base Rent (i.e., the Base Rent stated in this Lease to be abated as an inducement to Tenant's entering into this Lease) enjoyed as of that date by Tenant, and (d) the amount of all commissions paid by Landlord in order to procure this Lease.

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22.10Tenant waives the right to terminate this Lease on Landlord's default under this Lease. Tenant's sole remedy on Landlord's default is an action for damages or injunctive or declaratory relief. Landlord's failure to perform any of its obligations under this Lease shall constitute a default by Landlord under this Lease if the failure continues for thirty (30) days after written notice of the failure from Tenant to Landlord. If the required performance cannot be completed within thirty (30) days, Landlord's failure to perform shall constitute a default under the Lease unless Landlord undertakes to cure the failure within thirty (30) days and diligently and continuously attempts to complete this cure as soon as reasonably possible. All obligations of each party hereunder shall be construed as covenants, not conditions.

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ARTICLE 23

INTENTIONALLY OMITTED

ARTICLE 24

RIGHT TO RELOCATE

24.1Notwithstanding anything herein to the contrary, during the first twenty- four (24) months after the Commencement Date and provided Tenant shall not have exercised Tenant's rights under Article 54 to lease all of Suite 1000 in the Building prior to Landlord's exercise of its rights under this Section 24.1, Landlord shall, in all cases, retain the one-time right and power to relocate Tenant upon ninety (90) days' written notice to other space in the Project in such space which is: (i) the same or larger in size, (ii) has comparable improvements, layout and design (including without limitation the network center existing in the original Premises, and any existing Tenant supplemental HVAC and Meco shades), (iii) is located on the third floor or higher, and (iv) is suited to Tenant's use, such right and power to be exercised reasonably. Landlord may only exercise its right to relocate Tenant in order to accommodate another tenant in the Building leasing at least 50,000 square feet of rentable area.  Landlord shall not be liable or responsible for any claims, damages, or liabilities in connection with, or occasioned by such relocation, except to the extent expressly provided in this Section 24.1.  If Landlord shall exercise said option, the substituted premises shall thereafter be deemed for the purposes hereof the "Premises" hereunder, and a new amended Exhibits A and B showing the new Premises and Project will be substituted for the original Exhibits A and B attached hereto and there shall be no increase in Rent resulting from such relocation. Landlord agrees to pay all Tenant's reasonable expenses incurred as a result of the relocation, including without limitation all costs incurred in changing addresses on stationery, business cards, and other such items and all costs to move Tenant's furniture, fixtures and equipment to such substituted Premises. In addition, Landlord shall provide Tenant with a Base Rent abatement with respect to three (3) months of Base Rent first coming due after the relocation of Tenant to the new Premises. For clarity, the three (3) months of Base Rent abatement provided for in this Section 24.1 is in addition to any rent credit to which Tenant is entitled under Section 2.1 of the Tenant Work Letter.

ARTICLE 25

ATTORNEYS' FEES

25.1All costs and expenses, including reasonable attorneys' fees (whether or not legal proceedings are instituted), involved in collecting rents, enforcing the obligations of Tenant, or protecting the rights or interests of Landlord under this Lease, whether or not an action is filed, including without limitation the cost and expense of instituting and prosecuting legal proceedings or recovering possession of the Premises after default by Tenant or upon expiration or sooner termination of this Lease, shall be due and payable by Tenant on demand, as Additional Rent. In addition, and notwithstanding the foregoing, if either party hereto shall file any action or bring any proceeding against the other party arising out of this Lease or for the declaration of any rights hereunder, the prevailing party in such action shall be entitled to recover from the other party all costs and expenses, including reasonable attorneys' fees incurred by the prevailing party, as determined by the trier of fact in such legal proceeding. For purposes of this provision, the terms "attorneys' fees" or "attorneys' fees and costs," or "costs and expenses" shall mean the fees and expenses of legal counsel (including external counsel and in-house counsel) of the parties hereto, which include printing, photocopying, duplicating, mail, overnight mail, messenger, court filing

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fees, costs of discovery, and fees billed for law clerks, paralegals, investigators, expert witnesses, and other persons not admitted to the bar for performing services under the supervision and direction of an attorney.  For purposes of determining in-house counsel fees, the same shall be considered as those fees normally applicable to a partner in a law firm with like experience in such field. In addition, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in enforcing any judgment arising from a suit or proceeding under this Lease, including without limitation post-judgment motions, contempt proceedings, garnishment, levy and debtor and third party examinations, discovery and bankruptcy litigation, without regard to schedule or rule of court purporting to restrict such award. This post-judgment award of attorneys' fees and costs provision shall be severable from any other provision of this Lease and shall survive any judgment/award on such suit or arbitration and is not to be deemed merged into the judgment/award or terminated with the Lease.

ARTICLE 26

NON-WAIVER

26.1Neither acceptance of any payment by Landlord from Tenant nor, failure by Landlord to complain of any action, non-action, or an Event of Default of Tenant shall constitute a waiver of any of Landlord's rights hereunder. Time is of the essence with respect to the performance of every obligation of each party under this Lease in which time of performance is a factor. Waiver by either party of any right or remedy arising in connection with any default of the other party shall not constitute a waiver of such right or remedy or any other right or remedy arising in connection with either a subsequent Event of Default of the same obligation or any other Event of Default. No right or remedy of either party hereunder or covenant, duty, or obligation of any party hereunder shall be deemed waived by the other party unless such waiver is in writing, signed by the other party or the other party's duly authorized agent.

ARTICLE 27

RULES AND REGULATIONS

27.1Such reasonable rules and regulations applying to all lessees in the Project for the safety, care, and cleanliness of the Project and the preservation of good order thereon are hereby made a part hereof as Exhibit D, and Tenant agrees to comply with all such rules and regulations. Landlord shall have the right at all times to change such rules and regulations or to amend them in any reasonable and non-discriminatory manner as may be deemed advisable by Landlord, all of which changes and amendments shall be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant. Landlord shall not have any liability to Tenant for any failure of any other lessees of the Project to comply with such rules and regulations.

ARTICLE 28

ASSIGNMENT BY LANDLORD; RIGHT TO LEASE

28.1Landlord shall have the right to transfer or assign, in whole or in part, all its rights and obligations hereunder and in the Premises and the Project. In such event, no liability or obligation shall accrue or be charged to Landlord with respect to the period from and after such transfer or assignment and assumption of Landlord's obligations by the transferee or assignee.

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28.2Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Buildings or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Buildings or Project.

ARTICLE 29

LIABILITY OF LANDLORD

29.1It is expressly understood and agreed that the obligations of Landlord under this Lease shall be binding upon Landlord and its successors and assigns and any future owner of the Project only with respect to events occurring during its and their respective ownership of the Project. In addition, Tenant agrees to look solely to Landlord's interest in the Project (and any cash and other personal property assets of Landlord, including rents and insurance proceeds then held by Landlord) for recovery of any judgment against Landlord arising in connection with this Lease, it being agreed that neither Landlord nor any successor or assign of Landlord nor any future owner of the Project, nor any partner, shareholder, member, or officer of any of the foregoing shall ever be personally liable for any such judgment. The limitations of liability contained in this Section 29.1 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.2Solely with respect to the original Tenant and any Permitted Transferee, no party other than the original Tenant entity and any Permitted Transferee entity itself shall be personally liable for any obligation of Tenant under this Lease, including but not limited to, any employee, principal, agent, signatory or the like. Notwithstanding any contrary provision herein, Tenant shall not be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Landlord's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, except as specifically provided in Article 31; provided that Tenant hereby acknowledges and agrees that the foregoing shall not prevent Landlord from recovering any and all damages to which Landlord is entitled pursuant to California Civil Code Sections 1951.2 and 1951.4 following an Event of Default by Tenant hereunder.

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ARTICLE 30

SUBORDINATION AND ATTORNMENT

30.1This Lease, at Landlord's option, shall be subordinate to any present or future mortgage, ground lease or declaration of covenants regarding maintenance and use of any areas contained in any portion of the Building, and to any and all advances made under any present or future mortgage and to all renewals, modifications, consolidations, replacements, and extensions of any or all of same. Tenant agrees, with respect to any of the foregoing documents, that no documentation other than this Lease shall be required to evidence such subordination. If any holder of a mortgage shall elect for this Lease to be superior to the lien of its mortgage and shall give written notice thereof to Tenant, then this Lease shall automatically be deemed prior to such mortgage whether this Lease is dated earlier or later than the date of said mortgage or the date of recording thereof.  Tenant agrees to execute such documents as may be further required to evidence such subordination or to make this Lease prior to the lien of any mortgage or deed of trust, as the case may be, and by failing to do so within five (5) days after written demand, Tenant does hereby make, constitute, and irrevocably appoint Landlord as Tenant's attorney-in- fact and in Tenant's name, place, and stead, to do so. This power of attorney is coupled with an interest. Tenant hereby attorns to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale through foreclosure or otherwise.  As of the date of this Lease, there is no (a) deed of trust or mortgage encumbering the Project or (b) ground lease affecting the Building.

30.2Tenant shall, at such time or times as Landlord may request, upon not less than ten (10) days' prior written request by Landlord, sign and deliver to Landlord a true and correct estoppel certificate, which shall be substantially in the form of Exhibit E, attached hereto (or such other commercially reasonable form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain such other information and agreements as may be reasonably requested, it being intended that any such statement delivered pursuant to this Article may be relied upon by Landlord and by any prospective purchaser of all or any portion of the Project, or a holder or prospective holder of any mortgage encumbering the Project, or any portion thereof. Tenant's failure to deliver such statement within five (5) days after Landlord's second written request therefor shall constitute an Event of Default (as that term is defined elsewhere in this Lease) and shall conclusively be deemed to be an admission by Tenant of the matters set forth in the request for an estoppel certificate.

30.3Tenant shall deliver to Landlord prior to the execution of this Lease and thereafter at any time upon Landlord's request, Tenant's current audited financial statements, including a balance sheet and profit and loss statement for the most recent prior year (collectively, the "Statements"), which Statements shall accurately and completely reflect the financial condition of Tenant. Landlord shall have the right to deliver the same to any proposed purchaser of the Building or the Project, and to any encumbrancer of all or any portion of the Building or the Project. Notwithstanding the foregoing, if (i) Tenant is required to file reports under the Securities Exchange Act of 1934, as amended, (ii) Tenant is current in its reporting obligations thereunder, and (iii) the reports required by such act are available to the public, including Landlord, then Tenant shall not be obligated to provide Landlord with financial statements pursuant to this Section 30.3.

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30.4Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant's true financial condition as of the date of submission of any Statements to Landlord.

30.5Landlord agrees to use commercially reasonable efforts to deliver to Tenant from any future mortgagee or beneficiary a written subordination and non-disturbance agreement in recordable form acceptable to such mortgagee or beneficiary in its reasonable discretion providing that so long as Tenant performs all of the terms of this Lease, Tenant's possession under this Lease shall not be disturbed and Tenant shall not be joined by the holder of any mortgage or deed of trust in any action or proceeding to foreclose thereunder, except where such is necessary for jurisdictional or procedural reasons. "Commercially reasonable efforts" of Landlord shall not require Landlord to incur any fees or review costs charged by such mortgagee or beneficiary to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by such mortgagee or beneficiary. Landlord's failure to obtain a non- disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

ARTICLE 31

HOLDING OVER

31.1In the event Tenant, or any party claiming under Tenant, retains possession of the Premises after the Expiration Date or Termination Date, such possession shall be that of a tenant at sufferance and an unlawful detainer. No tenancy or interest shall result from such possession, and such parties shall be subject to immediate eviction and removal. Tenant or any such party shall pay Landlord, as Base Rent for the period of such holdover, a monthly amount equal to one hundred fifty percent (150%) of (a) the Base Rent for the last period prior to the date of such termination plus (b) Additional Rent attributable to Operating Expenses and Taxes as provided in Article 5 of this Lease during the time of holdover, together with all other Additional Rent and other amounts payable pursuant to the terms of this Lease. Such tenancy at sufferance shall be subject to every other applicable term, covenant and agreement contained herein. Tenant shall also be liable for any and all damages sustained by Landlord as a result of such holdover. Tenant shall vacate the Premises and deliver same to Landlord immediately upon Tenant's receipt of notice from Landlord to so vacate. The Rent during such holdover period shall be payable to Landlord on demand. Landlord's acceptance of Rent if and after Tenant holds over shall not convert Tenant's tenancy at sufferance to any other form of tenancy or result in a renewal or extension of the Term of this Lease, unless otherwise specified by notice from Landlord to Tenant.

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ARTICLE 32

SIGNS

32.1No sign, symbol, or identifying marks shall be put upon the Project, Building, in the halls, elevators, staircases, entrances, parking areas, or upon the doors or walls, without the prior written approval of Landlord in its sole discretion. Should such approval ever be granted, all signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Landlord and comply with all Applicable Laws. Landlord, at Landlord's sole cost and expense, reserves the right to change the door plaques as Landlord deems reasonably desirable.

32.2Landlord, at Landlord's sole cost and expense, shall provide Tenant with Building standard lobby and suite signage.

32.3Landlord shall, at Tenant's sole cost and expense, install one line of signage (the "Monument Signage") on the Building monument sign fronting Lake Avenue, identifying Tenant's name. The graphics, materials, color, design, lettering, size and specifications of Tenant's Monument Signage shall be subject to the approval of Landlord and all applicable governmental authorities and shall conform to Landlord's approved sign plan for the Building. The costs of the actual sign comprising Tenant’s Monument Signage and the installation, design, construction, and any and all other costs associated with Tenant’s Monument Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant, but may be paid out of the Tenant Improvement Allowance. Should Tenant’s Monument Signage require repairs and/or maintenance, as determined in Landlord's reasonable judgment, Landlord shall have the right to cause such work to be performed after notification to Tenant that said work is required and if Tenant agrees to have said work performed, then Landlord has the right to charge Tenant as Additional Rent for the cost of such work. If Tenant does not agree to said work being performed, then Tenant’s Monument Signage shall be removed at Tenant’s sole cost and expense. At the expiration or earlier termination of this Lease or termination of Tenant's sign rights as provided below, Landlord shall, at Tenant's sole cost and expense, cause Tenant’s Monument Signage to be removed and the one line of signage on the monument sign affected by the Monument Signage to be restored to the condition existing prior to the installation of Tenant's Monument Signage. The right to Monument Signage is personal to the Tenant named originally in this Lease (the "Original Tenant") and may only be exercised and maintained by such party (and not any assignee, sublessee or other transferee of the Original Tenant's interest in this Lease). All of Tenant's rights to install and maintain Monument Signage on the monument sign in accordance with this Section 32.3 shall permanently terminate upon notice from Landlord following (a) a Monetary Default under this Lease, (b) the date upon which Tenant ceases to occupy the entire Premises, and/or (c) Tenant's failure to install the Monument Signage within six (6) months after the Commencement Date.

ARTICLE 33

HAZARDOUS SUBSTANCES

33.1Except for Hazardous Material (as defined below) contained in products used by Tenant for ordinary cleaning and office purposes in quantities not violative of applicable Environmental Requirements, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises and/or the Project or transport, store, use, generate, manufacture, dispose, or release any Hazardous Material on or from the Premises and/or the Project without

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Landlord's prior written consent.  Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements (as defined below) and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or the Project of any Environmental Requirement. Without limiting the generality of the foregoing, Tenant shall, at such intervals as Landlord may require, provide to Landlord or its designated consultant a list of all Hazardous Materials used by Tenant in the Premises. Tenant shall reimburse Landlord within thirty (30) days after demand for the actual costs and fees charged by Landlord's consultant to review the list of chemicals provided by the Tenant.

33.2The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto; all applicable California requirements, including, but not limited to, Sections 25115, 25117, 25122.7, 25140, 25249.8, 25281, 25316 and 25501 of the California Health and Safety Code and Title 22 of the California Code of Regulations, Division 4.5, Chapter 11, and any policies or rules promulgated thereunder as well as any County or City ordinances that may operate independent of, or in conjunction with, the State programs, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Article 3 of this Lease. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the "owner" and "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

33.3Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant, its assignees, subtenants, agents, employees, contractors or invitees onto or from the Premises, in a manner and to a level satisfactory to Landlord in its reasonable discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. Tenant shall perform such work at any time during the Term of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant's right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant's right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work),

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perform such work at Tenant's cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) days after Landlord's request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval of Landlord.

33.4Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Article 33, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this Article 33 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Article 33 shall survive any termination of this Lease.

33.5Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Article 33, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within five (5) days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises.

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33.6In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Article 33 that is not cured within thirty (30) days following notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord. The requirements of this Article 33 are in addition to and not in lieu of any other provision in the Lease.

33.7Tenant shall not be liable to Landlord under this Lease with respect to any Hazardous Materials existing on the Premises or the Project prior to the date Tenant takes possession of the Premises (the " Pre-Existing Hazardous Materials") or any Hazardous Materials placed or released on the Premises or the Project by Landlord or any other person other than Tenant, Tenant's employees, agents, contractors, invitees, assignees, or sublessees (the "Other Hazardous Materials"), except to the extent that any hazard posed by such Pre-Existing Hazardous Materials and/or Other Hazardous Materials is exacerbated by, or the cost to clean up, remove or remediate such Pre-Existing Hazardous Materials and/or Other Hazardous Materials is increased as a result of, the acts, omissions negligence or willful misconduct of Tenant or any of Tenant's employees, agents, contractors, invitees, assignees, or sublessees. Landlord will comply with Environmental Requirements with respect to any Pre-Existing Hazardous Materials and any Other Hazardous Materials brought on to the Project by Landlord or Landlord's employees, agents or contractors that violate Environmental Requirements, subject to the limitations on including the cost of such compliance in Operating Expenses as provided in Section 5.1(a).

ARTICLE 34

COMPLIANCE WITH LAWS AND OTHER REGULATIONS

34.1Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter become in force, of federal, state, county, and municipal authorities, including without limitation the Americans with Disabilities Act and the California Energy Code, Title 24, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any occupancy certificate issued pursuant to any law by any public officer or officers, which impose, any duty upon Landlord or Tenant, insofar as any thereof relate to or affect the condition, use, alteration, or occupancy of the Premises. Landlord's approval of Tenant's plans for any improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, the Americans with Disabilities Act. Landlord shall comply with all Applicable Laws relating to the Base Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord's failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy (or its legal equivalent) for the Premises, or would unreasonably and materially affect the safety of Tenant's employees or create a health hazard for Tenant's employees or otherwise adversely affect Tenant's use or occupancy of the Premises. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Section 34.1 to the extent consistent with the terms of Article 5, above.

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34.2Tenant is not, and shall not during the term of this Lease become, a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the "USA Patriot Act") and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, "Prohibited Persons"). Tenant represents and warrants that to Tenant's actual knowledge, Tenant is not currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises or the Building. Tenant will not, during the Term of this Lease, engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises or the Building.  Landlord represents and warrants that to Landlord's actual knowledge, Landlord is not currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Building. Landlord will not, during the Term of this Lease, engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Building.

34.3Pursuant to California Civil Code Section 1938, Tenant is hereby notified that, as of the date hereof, the Project has not undergone an inspection by a "Certified Access Specialist" and except to the extent expressly set forth in this Lease, Landlord shall have no liability or responsibility to make any repairs or modifications to the Premises or the Project in order to comply with accessibility standards. The following disclosure is hereby made pursuant to applicable California law: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."  Tenant acknowledges that Landlord has made no representation regarding compliance of the Premises or the Project with accessibility standards. Any CASp inspection shall be conducted in compliance with reasonable rules in effect at the Building with regard to such inspections and shall be subject to Landlord's prior written consent.

ARTICLE 35

SEVERABILITY

35.1This Lease shall be construed in accordance with the laws of the State of California. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the Term, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of both parties that in lieu of each clause or provision that is illegal, or unenforceable, there is added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and still be legal, valid, and enforceable.

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ARTICLE 36

NOTICES

36.1All notices, demands, designations, approvals or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (i) sent by United States certified or registered mail, postage prepaid, return receipt requested ("Mail"), or (ii) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, or (iii) delivered by a nationally recognized overnight courier, or (iv) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth in the Basic Lease Information, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (A) three (3) days after the date it is posted if sent by Mail, (B) the date the telecopy is transmitted, (C) the date the overnight courier delivery is made, or (D) the date personal delivery is made. Any Notice given by an attorney on behalf of Landlord or by Landlord's managing agent shall be considered as given by Landlord and shall be fully effective.

ARTICLE 37

OBLIGATIONS OF, SUCCESSORS, PLURALITY, GENDER

37.1Landlord and Tenant agree that all the provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each paragraph hereof, and that, except as restricted by the provisions hereof, shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors, and assigns. If the rights of Tenant hereunder are owned by two or more parties, or two or more parties are designated herein as Tenant, then all such parties shall be jointly and severally liable for the obligations of Tenant hereunder. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

ARTICLE 38

ENTIRE AGREEMENT

38.1This Lease and any attached addenda or exhibits constitute the entire agreement between Landlord and Tenant. No prior or contemporaneous written or oral leases or representations shall be binding. This Lease shall not be amended, changed, or extended except by written instrument signed by Landlord and Tenant.

38.2THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY

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BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

ARTICLE 39

CAPTIONS

39.1Paragraph captions are for Landlord's and Tenant's convenience only, and neither limit nor amplify the provisions of this Lease.

ARTICLE 40

CHANGES

40.1Should any mortgagee require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or in any other way substantially and adversely change the rights and obligations of Tenant hereunder, then and in such event Tenant agrees that this Lease may be so modified.

ARTICLE 41

AUTHORITY

41.1All rights and remedies of Landlord under this Lease, or those which may be provided by law, may be exercised by Landlord in its own name individually, or in its name by its agent, and all legal proceedings for the enforcement of any such rights or remedies, including distress for Rent, unlawful detainer, and any other legal or equitable proceedings may be commenced and prosecuted to final judgment and be executed by Landlord in its own name individually or in its name by its agent. Landlord and Tenant each represent to the other that each has full power and authority to execute this Lease and to make and perform the agreements herein contained, and Tenant expressly stipulates that any rights or remedies available to Landlord, either by the provisions of this Lease or otherwise, may be enforced by Landlord in its own name individually or in its name by its agent or principal.

ARTICLE 42

BROKERAGE

42.1Tenant represents and warrants to Landlord that it has dealt only with Tenant's Broker and Landlord's Broker, in negotiation of this Lease. Landlord shall make payment of the brokerage fee due pursuant to and in accordance with separate agreements between Landlord and Landlord's Broker and Landlord and Tenant’s Broker. Landlord shall pay the commission to Tenant's Broker pursuant to a separate agreement dated December 5, 2017. Except for amounts owing to Landlord's Broker and Tenant's Broker, each party hereby agrees to indemnify and hold the other party harmless of and from any and all damages, losses, costs, or expenses (including, without limitation, all attorneys' fees and disbursements) by reason of any claim of or liability to any other broker or other person claiming through the indemnifying party and arising out of or in connection with the negotiation, execution, and delivery of this Lease. Additionally, except as may be otherwise expressly agreed upon by Landlord in writing, Tenant acknowledges and agrees that Landlord and/or Landlord's agent shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant has dealt or may in the future deal with

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respect to leasing of any additional or expansion space in the Building or renewals or extensions of this Lease.

ARTICLE 43

EXHIBITS

43.1Exhibits A through F are attached hereto and incorporated herein for all purposes and are hereby acknowledged by both parties to this Lease.

ARTICLE 44

APPURTENANCES

44.1The Premises include the right of ingress and egress thereto and therefrom; however, Landlord reserves the right to make changes and alterations to the Building, fixtures and equipment thereof, in the street entrances, doors, halls, corridors, lobbies, passages, elevators, escalators, stairways, toilets and other parts thereof which Landlord may reasonably deem necessary or desirable; provided that Tenant at all times has a means of access to the Premises (subject to a temporary interruption due to Force Majeure Events or necessary maintenance that cannot reasonably be performed without such interruption of access). Neither this Lease nor any use by Tenant of the Building or any passage, door, tunnel, concourse, plaza or any other area connecting the garages or other buildings with the Building, shall give Tenant any right or easement of such use and the use thereof may, without notice to Tenant, be regulated or discontinued at any time and from time to time by Landlord without liability of any kind to Tenant and without affecting the obligations of Tenant under this Lease.

ARTICLE 45

PREJUDGMENT REMEDY, REDEMPTION, COUNTERCLAIM, AND JURY

45.1Tenant, for itself and for all persons claiming through or under it, hereby expressly waives any and all rights which are, or in the future may be, conferred upon Tenant by any present or future law to redeem the Premises, or to any new trial in any action for ejection under any provisions of law, after reentry thereupon, or upon any part thereof, by Landlord, or after any warrant to dispossess or judgment in ejection. If Landlord shall acquire possession of the Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a reentry within the meaning of that word as used in this Lease. In the event that Landlord commences any summary proceedings or action for nonpayment of Rent or other charges provided for in this Lease, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action. Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease, or any of its provisions.

ARTICLE 46

RECORDING

46.1Tenant shall not record this Lease but will, at the request of Landlord, execute a memorandum or notice thereof in recordable form satisfactory to both Landlord and Tenant specifying the date of commencement and expiration of the Term of this Lease and other information required by statute. Either Landlord or Tenant may then record said memorandum or notice of lease at the cost of the recording party.

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ARTICLE 47

MORTGAGEE PROTECTION

47.1Tenant agrees to give any mortgagees and/or trust deed holders having a lien on Landlord's interest in the Project, by registered mail, a copy of any notice of Event of Default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such Event of Default within the time provided for in this Lease, then such mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or if such Event of Default cannot be cured within that time, then such additional time as may be necessary to cure such Event of Default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

ARTICLE 48

OTHER LANDLORD CONSTRUCTION

48.1Tenant acknowledges that portions of the Project may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, odor, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction. If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter upon the Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports, without any claim for damages or indemnity or abatement of Rent (subject to the express provisions of this Lease), or of a constructive or actual eviction of Tenant.

48.2It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Term of this Lease renovate, improve, alter, or modify (collectively, the "Renovations") the Project, the Building and/or the Premises, including without limitation the Parking Facilities (as defined below), the Common Areas, and the systems and equipment, roof and structural portions of the same. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Without limiting Landlord’s obligation under Article 48.3, Landlord shall have no responsibility and shall not be liable to Tenant for any interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such Renovations for Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations.

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48.3In exercising its rights under this Article 48, Landlord shall make commercially reasonable efforts to minimize the disruption to Tenant's business operations during standard business hours.

ARTICLE 49

PARKING

49.1Commencing upon the date Tenant shall commence the conduct of business in the Premises or any portion thereof, Landlord shall provide Tenant, and Tenant shall have the right but not the obligation to parking set forth in the Basic Lease Information on an unassigned, non-exclusive and unlabeled basis, the Maximum Parking Allocation of parking passes in the parking structures and surface parking facilities of the Project (collectively, the "Parking Facilities"). Landlord does not guarantee the availability of spaces at all times against the actions of other tenants of the Project. Without limiting the foregoing, in no event shall this Lease be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage, nor shall there be any abatement of Rent hereunder (other than the charge paid hereunder for any parking space no longer made available), by reason of any reduction in Tenant's parking rights hereunder by reason of strikes, lock-outs, labor disputes, shortages of material or labor, fire, flood or other casualty, acts of God or any other cause beyond the reasonable control of Landlord. Tenant shall pay Landlord or the operator of the Parking Facilities, as directed by Landlord, the rate or charge in effect from time to time for parking passes in the Parking Facilities. If the charge for parking is not paid when due, and such failure continues for ten (10) days after written notice to Tenant of such failure, then in addition to any other remedies afforded Landlord under this Lease by reason of nonpayment of Rent, Landlord may suspend Tenant's rights under this Article 49 with respect to the applicable parking spaces until such time as Tenant has cured such failure. Tenant acknowledges that the monthly and hourly rates or charges in effect for parking in the Parking Facilities may vary from time to time based on, among other things, the time of day, type of parking (e.g., valet, self-park, or tandem) and general rate increases. As of the date of this Lease, the rates for parking are $90 per unreserved parking pass per month and $142 per reserved parking pass per month, subject to change from time to time.

49.2An unreserved parking pass does not entitle the holder thereof to park in any particular parking space in the parking facilities. Landlord may issue parking permits, install a gate system, utilize valet parking and impose any other system as Landlord deems necessary for the use of the parking area.  Tenant agrees that it and its employees and invitees shall not park their automobiles in any parking spaces designated as handicapped parking, loading area, visitor parking or as may be otherwise reserved or allocated, as the same may be reallocated or redesignated from time to time (the "Excluded Parking Areas"). Landlord shall not be responsible for any damage to or theft of any vehicle in the parking area, and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. Landlord reserves the right to change any existing or future parking area, roads, or driveways, or increase or decrease the size thereof and make any repairs or alterations it deems necessary to the parking area, roads and driveways and Landlord agrees to use commercially reasonable efforts to minimize any interference with Tenant's parking in the course of such repairs or alterations. Tenant shall supply Landlord with an identification roster listing, for each parking pass, the name of the employee and the make, color and registration number of the vehicle to which such parking pass has been assigned, and shall provide a revised roster to Landlord monthly indicating changes thereto. Tenant

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shall cause each such individual to execute the standard waiver form, if any, for garage users used in the applicable portion of the Parking Facilities. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Parking Facilities where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. Tenant shall be responsible for causing any employee of Tenant or other person using parking spaces allocated to Tenant to comply with all such parking rules and regulations. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord.

The parking passes provided to Tenant pursuant to this Article 49 are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval, which approval will not be withheld for any approved Transfer. In no event shall Tenant seek or collect any payment from any assignee or subtenant for the transfer of any such parking rights. No deductions from the monthly parking charge shall be made for days on which the Tenant does not use any of the parking passes entitled to be used by Tenant. Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of such parking facilities by Tenant.

49.3To the extent Landlord determines that there are unreserved parking spaces in the Parking Facilities that are then available, Tenant may lease such unreserved parking spaces in the Parking Facilities on a month-to-month basis at the monthly rates for such spaces then charged by Landlord.

49.4Notwithstanding anything to the contrary in this Lease, during the initial Term, Tenant may convert up to ten percent (10%) of its unreserved parking passes to reserved parking passes.

ARTICLE 50

ELECTRICAL CAPACITY

Tenant covenants and agrees that at all times, its use of electric energy shall never exceed the capacity of the existing feeders to the Building or the risers of wiring installation. Any riser or risers to supply Tenant's electrical requirements upon written request of Tenant shall be installed by Landlord at the sole cost and expense of Tenant, if, in Landlord's sole judgment, the same are necessary and will not cause or create a dangerous or hazardous condition or entail excess or unreasonable alterations, repairs or expense or interfere with or disrupt other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions.

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ARTICLE 51

OPTION TO EXTEND LEASE

51.1Extension Option. Tenant shall have the option to extend this Lease (the "Extension Option") for one additional term of five (5) years (the "Extension Period"), upon the terms and conditions hereinafter set forth:

(a)If the Extension Option is exercised, then the Base Rent per annum for such Extension Period (the "Option Rent") shall be an amount equal to the Fair Market Rental Value (as defined hereinafter) for the Premises as of the commencement of the Extension Option for such Extension Period.

(b)The Extension Option must be exercised by Tenant, if at all, only at the time and in the manner provided in this Section 51.1(b).

(i)If Tenant wishes to exercise the Extension Option, Tenant must, on or before March 31, 2023 of the initial Lease Term (but not before January 1, 2023 of the initial Lease Term), exercise the Extension Option by delivering written notice (the "Exercise Notice") to Landlord. If Tenant timely and properly exercises its Extension Option, the Lease Term shall be extended for the Extension Period upon all of the terms and conditions set forth in the Lease, as amended, except that the Base Rent for the Extension Period shall be as provided in Section 51.1(a) and Tenant shall have no further options to extend the Lease Term.

(ii)If Tenant fails to deliver a timely Exercise Notice, Tenant shall be considered to have elected not to exercise the Extension Option.

(c)It is understood and agreed that the Extension Option hereby granted is personal to Tenant and is not transferable except to a Permitted Transferee in connection with an assignment of Tenant's entire interest in this Lease. In the event of any assignment or subletting of the Premises or any part thereof (other than to a Permitted Transferee), the Extension Option shall automatically terminate and shall thereafter be null and void.

(d)Tenant's exercise of the Extension Option shall, if Landlord so elects in its absolute discretion, be ineffective in the event that (i) an Event of Default by Tenant remains uncured at the time of delivery of the Exercise Notice or at the commencement of the Extension Period, or (ii) Tenant shall have reduced the size of the Premises below the size of the initial Premises by agreement with Landlord or pursuant to an express right in this Lease.

51.2Fair Market Rental Value. The provisions of this Section shall apply in any instance in which this Lease provides that the Fair Market Rental Value is to apply.

(a)"Fair Market Rental Value" means the annual amount per square foot that a willing tenant would pay and a willing landlord would accept in arm's length negotiations, without any additional inducements, for a lease of the applicable non- sublease, non-equity, unencumbered space on the applicable terms and conditions for the applicable period of time (other than Base Year, which shall be the calendar year in which

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the first day of the applicable Extension Period falls). Fair Market Rental Value shall be determined by Landlord considering the most recent new direct leases (and market renewals, extensions and expansions, if applicable) in the Building and in Comparable Buildings in the Market Area.

(b)In determining the rental rate of comparable space, the parties shall include all escalations and take into consideration the following concessions:

(i)Rental abatement concessions, if any, being granted to tenants in connection with the comparable space;

(ii)Tenant improvements or allowances provided or to be provided for the comparable space, taking into account the value of the existing improvements in the Premises, based on the age, quality, and layout of the improvements.

(c)If in determining the Fair Market Rental Value the parties determine that the economic terms of leases of comparable space include a tenant improvement allowance, Landlord may, at Landlord's sole option, elect to do the following:

(i)Grant some or all of the value of the tenant improvement allowance as an allowance for the refurbishment of the Premises; and

(ii)Reduce the Base Rent component of the Fair Market Rental Value to be an effective rental rate that takes into consideration the total dollar value of that portion of the tenant improvement allowance that Landlord has elected not to grant to Tenant (in which case that portion of the tenant improvement allowance evidenced in the effective rental rate shall not be granted to Tenant).

51.3Determination of Fair Market Rental Value. The determination of Fair Market Rental Value shall be as provided in this Section 51.3.

(a)Negotiated Agreement. Landlord and Tenant shall diligently attempt in good faith to agree on the Fair Market Rental Value on or before the date (the "Outside Agreement Date") that is five (5) months prior to the date upon which the Extension Period is to commence.

(b)Parties' Separate Determinations. If Landlord and Tenant fail to reach agreement on or before the Outside Agreement Date, Landlord and Tenant shall each make a separate determination of the Fair Market Rental Value and notify the other party of this determination within five (5) days after the Outside Agreement Date.

(i)Two Determinations. If each party makes a timely determination of the Fair Market Rental Value, those determinations shall be submitted to arbitration in accordance with subsection (c).

(ii)One Determination. If Landlord or Tenant fails to make a determination of the Fair Market Rental Value within the five-day period, that

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failure shall be conclusively considered to be that party's approval of the Fair Market Rental Value submitted within the five-day period by the other party.

(c)Arbitration. If both parties make timely individual determinations of the Fair Market Rental Value under subsection (b), the Fair Market Rental Value shall be determined by arbitration under this subsection (c).

(i)Scope of Arbitration. The determination of the arbitrators shall be limited to the sole issue of whether Landlord's or Tenant's submitted Fair Market Rental Value is the closest to the actual Fair Market Rental Value as determined by the arbitrators, taking into account the requirements of

Section 51.2.

(ii)Qualifications of Arbitrator(s). The arbitrators must be licensed real estate brokers who have been actively involved in the leasing of Class A commercial space in the Market Area over the five-year period ending on the date of their appointment as arbitrator(s).

(iii)Parties' Appointment of Arbitrators. Within fifteen (15) days after the Outside Agreement Date, Landlord and Tenant shall each appoint one arbitrator and notify the other party of the arbitrator's name and business address.

(iv)Appointment of Third Arbitrator. If each party timely appoints an arbitrator, the two (2) arbitrators shall, within ten (10) days after the appointment of the second arbitrator, agree on and appoint a third arbitrator (who shall be qualified under the same criteria set forth above for qualification of the initial two (2) arbitrators) and provide notice to Landlord and Tenant of the arbitrator's name and business address.

(v)Arbitrators' Decision. Within thirty (30) days after the appointment of the third arbitrator, the three (3) arbitrators shall decide whether the parties will use Landlord's or Tenant's submitted Fair Market Rental Value and shall notify Landlord and Tenant of their decision. The decision of the majority the three (3) arbitrators shall be binding on Landlord and Tenant.

(vi)If Only One Arbitrator is Appointed. If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator timely appointed by one of them shall reach a decision and notify Landlord and Tenant of that decision within thirty (30) days after the arbitrator's appointment. The arbitrator's decision shall be binding on Landlord and Tenant.

(vii)If Only Two Arbitrators Are Appointed. If each party appoints an arbitrator in a timely manner, but the two (2) arbitrators fail to agree on and appoint a third arbitrator within the required period, the arbitrators shall be dismissed without delay and the issue of Fair Market Rental Value shall be submitted to binding arbitration under the real estate arbitration rules of JAMS, subject to the provisions of this section.

SMRH:484939704.10	-67-

(viii)If No Arbitrator Is Appointed. If Landlord and Tenant each fail to appoint an arbitrator in a timely manner, the matter to be decided shall be submitted without delay to binding arbitration under the real estate arbitration rules of JAMS subject the provisions of this Section 51.3(c).

(ix)Cost of Arbitration.  The cost of the arbitration shall be paid by the party whose submitted Fair Market Rental Value is not selected by the arbitrators.

ARTICLE 52

TELECOMMUNICATIONS LINES AND EQUIPMENT

52.1Tenant may install, maintain, replace, remove or use any electrical, communications or computer wires and cables (collectively, the "Lines") at the Project in or serving solely the Premises, provided that (i) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 8 and 15 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition. Landlord further reserves the right to require that Tenant remove any and all Lines located in or serving the Premises upon the expiration of the Term or upon any earlier termination of this Lease.

ARTICLE 53

ERISA

53.1Tenant represents, warrants and covenants to Landlord that, as of the date hereof and throughout the term of this Lease, Tenant is not, and is not entering into this Lease on behalf of, (i) an employee benefit plan, (ii) a trust holding assets of such a plan or (iii) an entity holding assets of such a plan. Notwithstanding any terms to the contrary in this Lease, in no event may Tenant assign or transfer its interest under this Lease to a third party who is, or is entering into this Lease on behalf of, (i) an employee benefit plan, (ii) a trust holding assets of such a plan or (iii) an entity holding assets of such a plan if such transfer would could cause Landlord to incur any prohibited transaction excise tax penalties or other materially adverse consequences under the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended or similar law.

SMRH:484939704.10	-68-

ARTICLE 54

TENANT'S RIGHT OF FIRST OFFER

54.1As used herein, "Offer Space" means Suite 1000 in the Building (containing a stipulated 19,634 square feet of rentable area) and space on the fifth, sixth and seventh floors of the Building. Landlord may from time to time give Tenant a written notice (the "Availability Notice") identifying the particular Offer Space (the "Specific Offer Space") that is Available (as defined below). As used herein, "Available" means that the space (i) is not part of the Premises, (ii) is not then subject to a lease, (iii) is not then subject to any rights of tenant to renew their lease or expand their premises as set forth in their lease, and (iv) is not then subject to any negotiations between Landlord and a prospective tenant or an existing tenant of that space. Tenant's rights under this Article 54 with respect to Suite 1000 shall expire and be of no further force or effect on the first anniversary of the Commencement Date. Tenant's rights under this Article 54 with respect to space on the fifth, sixth and seventh floors of the Building shall expire and be of no further force or effect on the fourth anniversary of the Commencement Date.

54.2Tenant may inform Landlord (the "Request Notice") not more than once in any twelve (12) month period and not within six (6) months after receipt of an Availability Notice that Tenant desires to lease additional space.  Landlord shall, within ten (10) business days of receiving the properly given Request Notice, deliver to Tenant an Availability Notice identifying Specific Offer Space that is Available.

54.3The location and configuration of the Specific Offer Space shall be determined by Landlord in its reasonable discretion; provided that Landlord shall have no obligations to designate Specific Offer Space that would result in any space not included in the Specific Offer Space being not Configured For Leasing (as defined below). For purposes of this Lease, "Configured For Leasing" means the applicable space must have convenient access to the central corridor on the applicable floor and must have a size and configuration that complies with all applicable building codes and other laws and is such that Landlord judges, in its reasonable discretion, that Landlord will be able to lease such space to a third party.  The Availability Notice shall:

(a)Describe the particular Specific Offer Space (including rentable area, usable area and location);

(b)Include an attached floor plan identifying such space;

(c)State the date (the "Specific Offer Space Delivery Date") the space will be available for delivery to Tenant;

(d)Specify the Base Rent and Base Year for the Specific Offer Space;

(e)Specify the increase in the security deposit that will apply to reflect the addition of the Specific Offer Space to the Premises; and

(f)The Specific Offer Space will be co-terminus with this Lease (the "Specific Offer Space Term").

SMRH:484939704.10	-69-

54.4If Tenant wishes to exercise Tenant's rights set forth in this Article 54 with respect to the Specific Offer Space, then within ten (10) business days of delivery of the Availability Notice to Tenant, Tenant shall deliver irrevocable notice to Landlord (the "First Offer Exercise Notice") offering to lease the Specific Offer Space on the terms and conditions as may be specified by Landlord in the Availability Notice.

54.5In the event Tenant fails to give a First Offer Exercise Notice in response to any Availability Notice, Tenant shall have no further rights to receive an Availability Notice and Tenant's rights under this Article 54 shall terminate and Landlord shall be free to lease the Offer Space to anyone on any terms at any time during the Term, without any obligation to provide Tenant with any further right to lease that space; provided, however, solely with respect to Offer Space on the fifth, sixth and seventh floors of the Building, if Landlord does not enter into a lease or leases pertaining to the entire Specific Offer Space identified by Landlord in such Availability Notice within twelve (12) months after the date Landlord first delivered such Availability Notice to Tenant, then Landlord shall submit to Tenant a new Availability Notice with respect to the unleased portion of such Specific Offer Space that is Available prior to the first time after such 12-month period that Landlord intends to submit to a third party (other than to a holder of a right to lease that space or its affiliate, including an existing tenant or its affiliate currently leasing any such Specific Offer Space) a proposal letter to lease all or any portion of such unleased Specific Offer Space, provided that no holder of a right to lease that space (including any existing tenant or its affiliate currently leasing any such Specific Offer Space) wishes to lease such space, in which event the foregoing procedures shall again apply following Tenant's receipt of such new Availability Notice.

54.6If Tenant timely and validly gives the First Offer Exercise Notice, then beginning on the Specific Offer Space Delivery Date and continuing for the balance of the Term (including any extensions):

(a)The Specific Offer Space shall be part of the Premises under this Lease (so that the term "Premises" in this Lease shall refer to the space in the Premises immediately before the Specific Offer Space Delivery Date plus the Specific Offer Space);

(b)Tenant's Building Percentage shall be adjusted to reflect the increased rentable area of the Premises;

(c)Base Rent for the Specific Offer Space shall be as specified in the Availability Notice;

(d)If the Base Year specified in the Availability Notice is other than the Base Year applicable to the balance of the Premises, then Tenant's Share with respect to the Specific Offer Space shall be appropriately adjusted to reflect that different Base Year;

(e)The security deposit Tenant must provide shall be increased by the amounts specified in the Availability Notice;

(f)Tenant's lease of the Specific Offer Space shall be on the same terms and conditions as affect the original Premises from time to time, except as otherwise provided in this section. Tenant's obligation to pay Rent with respect to the Specific Offer Space shall begin on the Specific Offer Space Delivery Date. The Specific Offer Space shall be leased to Tenant in its "as-is" condition and Landlord shall not be required to

SMRH:484939704.10	-70-

construct improvements in, or contribute any tenant improvement allowance for, the Specific Offer Space. Tenant's construction of any improvements in the Specific Offer Space shall comply with the terms of this Lease concerning alterations; and

(g)Landlord and Tenant shall confirm in writing the addition of the Specific Offer Space to the Premises on the terms and conditions set forth in this section, but Tenant's failure to execute or deliver such written confirmation shall not affect the enforceability of the First Offer Exercise Notice.

54.7Tenant's rights and Landlord's obligations under this Article 54 are expressly subject to and conditioned upon there not existing an Event of Default by Tenant under this Lease, either at the time of delivery of the First Offer Exercise Notice or at the time the Specific Offer Space is to be added to the Premises.

54.8It is understood and agreed that Tenant's rights under this Article 54 are personal to Tenant and not transferable. In the event of any assignment or subletting of the Premises or any part thereof, this expansion right shall automatically terminate and shall thereafter be null and void.

SMRH:484939704.10	-71-

IN WITNESS WHEREOF, Landlord and Tenant, acting herein through duly authorized individuals, have caused these presents to be executed as of the date first above written.

TENANT:

EVERBRIDGE, INC.,
a Delaware corporation

By:	/s/ Jim Totton
Jim Totton, EVP of Product Management, Engineering & Operations
[Printed Name and Title]

By:	/s/ Kenneth S. Goldman
Kenneth S. Goldman, Senior Vice President and Chief Financial Officer
[Printed Name and Title]

If Tenant is a corporation, this instrument must be executed by the chairman of the board, the president or any vice president and the secretary, any assistant secretary, the chief financial officer or any assistant financial officer or any assistant treasurer of such corporation, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which case the bylaws or a certified copy of the resolution, as the case may be, must be attached to this instrument.

SMRH:484939704.10	-72-

LANDLORD:

PR 155 NORTH LAKE, LLC
a Delaware limited liability company

By:	PRISA LHC, LLC,
a Delaware limited liability company,
its sole member and manager

	By:	/s/ Maria Trinh
	Name:	Maria Trinh
	Title:	Vice President

SMRH:484939704.10	-73-

EXHIBIT A

THE PROJECT

All that certain real property situated in the County of Los Angeles, State of California, described as follows:

PARCEL 1:

LOTS 15, 16, 17, 18, 23, 24, 25 AND 26 OF WALLACE BROS. OLIVEWOOD SUBDIVISION, IN THE CITY OF PASADENA, AS PER MAP RECORDED IN BOOK 11 PAGE 64 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THE EAST 15 FEET OF SAID LOTS 23, 24, 25 AND 26 INCLUDED WITHIN LAKE AVENUE.

(NOW ALSO KNOWN AS PARCEL 1 OF PARCEL MAP NO. 15666, IN THE CITY OF PASADENA, AS PER MAP FILED IN BOOK 164 PAGE 49 AND 50 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY).

PARCEL 2:

A NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS OVER THAT PORTION OF LOTS 11 AND 12, AND LOTS 13, 14, 27, 28, 29 AND 30 OF SAID TRACT, AS PROVIDED IN A RECIPROCAL EASEMENT AGREEMENT RECORDED APRIL 21, 1983 AS INSTRUMENT NO. 83-441746.

PARCEL 3:

AN EASEMENT FOR LIGHT AND AIR IN FAVOR OF LOTS 15, 16, 17 AND 18 OF SAID SUBDIVISION, OVER, ALONG AND ACROSS LOT 14 OF WALLACE BROS. OLIVEWOOD SUBDIVISION, AS PER MAP RECORDED IN BOOK 11 PAGE 64 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AS PROVIDED IN DEED RECORDED APRIL 21, 1983 AS INSTRUMENT

NO. 83-441744.

SMRH:484939704.10	Exhibit A

EXHIBIT B

PREMISES

**155 N Lake Ave** | Suite 900

19,634 RSF

N

CBRE

155 N Lake Ave, Pasadena

Gensler

Exhibit B
SMRH:484939704.10	-1-

EXHIBIT C

TENANT WORK LETTER

This Tenant Work Letter ("Tenant Work Letter") shall set forth the terms and conditions relating to the construction of the Premises. All references in this Tenant Work Letter to "the Lease" shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as Exhibit C.

SECTION 1

BASE, SHELL AND CORE

Landlord has previously constructed the base, shell, and core (i) of the Premises and

(ii)of the floor(s) of the Building on which the Premises are located (collectively, the "Base, Shell, and Core"), and Tenant shall accept the Base, Shell and Core and the Premises in their current "As-Is" condition existing as of the date of the Lease and the Commencement Date. Tenant shall install in the Premises certain "Tenant Improvements" (as defined below) pursuant to the provisions of this Tenant Work Letter. Except for Landlord's obligation to disburse the Tenant Improvement Allowance as described below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project.

SECTION 2

TENANT IMPROVEMENTS

2.1Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of up to, but not exceeding $30.00 per rentable square foot of the Premises (i.e., up to $589,020.00, based on 19,634 rentable square feet in the Premises), for all hard and soft costs relating to the design and construction of Tenant's improvements which are permanently affixed to the Premises (the "Tenant Improvements"); provided, however, that Landlord shall have no obligation to disburse all or any portion of the Tenant Improvement Allowance to Tenant unless Tenant makes a request for disbursement pursuant to the terms and conditions of Section 2.2 below prior to June 30, 2019. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. So long as no Event of Default exists under the Lease, Tenant may by written request to Landlord apply any unused portion of the Tenant Improvement Allowance as a credit against Base Rent due under the Lease prior to June 30, 2019. As used in this Tenant Work Letter, the term "unused portion of the Tenant Improvement Allowance" means that portion of the Tenant Improvement Allowance that has not then been disbursed and any other portion of the Tenant Improvement Allowance not necessary to pay the costs of any completed Tenant Improvements that remain unpaid and the costs of any other Tenant Improvements under construction at the time Tenant requests application of those funds as a credit against Base Rent. In no event shall the Tenant Improvement Allowance be used for purposes of constructing improvements in the Premises for purposes of offering space for sublease or for the benefit of a subtenant.

Exhibit C
SMRH:484939704.10	-1-

2.2	Disbursement of the Tenant Improvement Allowance.

2.2.1Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively, the "Tenant Improvement Allowance Items"):

2.2.1.1Payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, and payment of the fees incurred by, the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Tenant Work Letter, and the cost of any project management or construction management fee incurred by Tenant as it relates to the Tenant Improvements;

2.2.1.2The payment of plan check, permit and license fees relating to construction of the Tenant Improvements or any other fees imposed by local government authorities;

2.2.1.3The cost of construction of the Tenant Improvements, including, without limitation, contractors' fees and general conditions, testing and inspection costs, costs of utilities, trash removal, parking and hoists, and the costs of after-hours freight elevator usage.

2.2.1.4The cost of any changes in the Base, Shell and Core work when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5The cost of any changes to the Construction Drawings or Tenant Improvements required by applicable laws and building codes (collectively, "Code");

2.2.1.6Sales and use taxes and Title 24 fees;

2.2.1.7The "Coordination Fee," as that term is defined in Section 4.2.2.2 of this Tenant Work Letter;

2.2.1.8The costs and expenses associated with complying with all national, state and local codes, including California Energy Code, Title 24, including, without limitation, all costs associated with any lighting or HVAC retrofits required thereby; and

2.2.1.9All other costs actually expended by Landlord in connection with the construction of the Tenant Improvements.

2.2.2Disbursement of Tenant Improvement Allowance. Subject to Section 2.1 above, during the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement

Exhibit C
SMRH:484939704.10	-2-

Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

2.2.2.1Monthly Disbursements. On or before the twenty-fifth (25th) day of each calendar month during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the "Contractor," as that term is defined in Section 4.1 below, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed, and demonstrating that the relationship between the cost of the work completed and the cost of the work to be completed complies with the terms of the "Final Costs Statement," as that term is defined in Section 4.2.1 below; (ii) invoices from all of "Tenant's Agents," as that term is defined in Section 4.1.2 below, for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 or 8138; and (iv) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. On or before the last day of the following calendar month, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of (A) Landlord's Percentage Share (as defined below) of the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less Landlord's Percentage Share of a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention"), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the Approved Working Drawings, or due to any substandard work, or for any other reasonable reason. For purposes of this Tenant Work Letter, "Landlord's Percentage Share" shall be calculated by dividing the amount of the Tenant Improvement Allowance by the estimated budget for the Tenant Improvements (including any change orders) as prepared by Tenant and, reasonably approved by Landlord from time to time, and shall in no event exceed one hundred percent (100%). Within twenty (20) days after Tenant's delivery to Landlord of the items described in clauses (i) through (iv), Tenant shall pay the balance of the amounts requested by Tenant (less the remaining balance of the retention), and shall provide Landlord with written evidence of that payment. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

2.2.2.2Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138, and (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building.

Exhibit C
SMRH:484939704.10	-3-

2.2.2.3Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.

2.2.3Specifications for Building Standard Components. Landlord has established specifications (the "Specifications") for the Building standard components to be used in the construction of the Tenant Improvements in the Premises which Specifications have been received by Tenant. Unless otherwise agreed to by Landlord, the Tenant Improvements shall comply with the Specifications. Landlord may make changes to the Specifications from time to time.

SECTION 3

CONSTRUCTION DRAWINGS

3.1Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner (the "Architect") approved by Landlord, which approval shall not be unreasonably withheld, to prepare the Construction Drawings. Tenant shall retain the engineering consultants reasonably designated by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord's approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

3.2Final Space Plan. Tenant shall supply Landlord with an approved electronic copy in portable document format ("PDF") of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the "Final Space Plan") shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly (i) cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, and (ii) deliver such revised Final Space Plan to Landlord.

Exhibit C
SMRH:484939704.10	-4-

3.3Final Working Drawings.  After the Final Space Plan has been approved by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and cause the Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvements (collectively, the "Final Working Drawings"), and shall submit the same to Landlord for Landlord's approval. Tenant shall supply Landlord with an approved electronic copy in PDF of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly (i) revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith, and (ii) deliver such revised Final Working Drawings to Landlord.

3.4Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant shall promptly submit the same to the appropriate governmental authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.  No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1	Tenant's Selection of Contractor and Tenant's Agents.

4.1.1The Contractor. A general contractor shall be retained by Tenant to construct the Tenant Improvements. Such general contractor ("Contractor") shall be selected by Tenant from a list of general contractors supplied by Landlord, and Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection.

4.1.2Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed; provided that, in any event, Tenant must contract with Landlord's base building subcontractors for any mechanical, electrical, plumbing, life safety, structural, heating, ventilation, and air-conditioning work in the Premises. If requested by Landlord, Tenant's Agents shall all be union labor in compliance with the master labor agreements existing between trade unions and the local chapter of the Associated General Contractors of America.

Exhibit C
SMRH:484939704.10	-5-

4.2	Construction of Tenant Improvements by Tenant's Agents.

4.2.1Construction Contract; Cost Budget. Prior to Tenant's execution of the construction contract and general conditions with Contractor (the "Contract"), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. The Contract shall provide for a guaranteed maximum price or a stipulated sum as the contract amount and shall be fully executed and delivered by Tenant and Contractor prior to the commencement of construction. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a written detailed cost breakdown (the "Final Costs Statement"), by trade, of the final costs to be incurred, or which have been incurred, as set forth more particularly in Section 2.2.1.1 through 2.2.1.8 above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor which costs form a basis for the amount of the Contract, if any (the "Final Costs"). Prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with evidence that Tenant has cash-on-hand in an amount (the "Over-Allowance Amount") by which the Final Costs exceed the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). Tenant agrees that Tenant shall be solely responsible for payment of the Over-Allowance Amount.

4.2.2	Tenant's Agents.

4.2.2.1Landlord's General Conditions for Tenant's Agents and Tenant Improvement Work. Tenant's and Tenant's Agents' construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant and Tenant's Agents shall not, in any way, interfere with, obstruct, or delay, the work of Landlord's base building contractor and subcontractors with respect to the Base, Shell and Core or any other work in the Building; (iii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all rules made by Landlord's Building contractor or Landlord's Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.

4.2.2.2Coordination Fee. Tenant shall pay a logistical coordination fee (the "Coordination Fee") to Landlord in an amount equal to the product of

(i) one percent (1%), and (ii) the sum of the Tenant Improvement Allowance, the Over- Allowance Amount, as such amount may be increased hereunder, and any other amounts expended by Tenant in connection with the design and construction of the Tenant Improvements, which Coordination Fee shall be for services relating to the coordination of the construction of the Tenant Improvements.

Exhibit C
SMRH:484939704.10	-6-

4.2.2.3Indemnity. Tenant's indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

4.2.2.4	Insurance Requirements.

4.2.2.4.1General Coverages. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

4.2.2.4.2Special Coverages. Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

4.2.2.4.3General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents, and shall name as additional insureds Landlord's Property Manager, Landlord's Asset Manager, and all mortgagees and ground lessors of the Building. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.3 of this Tenant Work Letter.

Exhibit C
SMRH:484939704.10	-7-

4.2.3Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi- governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

4.2.4Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

4.2.5Meetings. When reasonably determined by Tenant, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to all parties in attendance. One such meeting each month shall include the review of Contractor's current request for payment.

4.3Notice of Completion; Copy of "As Built" Plans. Within fifteen (15) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, (C) to deliver

Exhibit C
SMRH:484939704.10	-8-

to Landlord two (2) sets of full-size prints of such as-built drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and

(D)to deliver to Landlord a computer disk containing the Approved Working Drawings in AutoCAD format, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

4.4Coordination by Tenant's Agents with Landlord. Upon Tenant's delivery of the Contract to Landlord under Section 4.2.1 of this Tenant Work Letter, Tenant shall furnish Landlord with a schedule setting forth the projected date of the completion of the Tenant Improvements and showing the critical time deadlines for each phase, item or trade relating to the construction of the Tenant Improvements.

SECTION 5

MISCELLANEOUS

5.1Tenant's Representative. Upon Landlord's request, Tenant shall designate an individual as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2Landlord's Representative. Landlord has designated Bernard Chua as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an Event of Default by Tenant under the Lease or a default by Tenant under this Tenant Work Letter has occurred at any time on or before the substantial completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

Exhibit C
SMRH:484939704.10	-9-

EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building or any part of the Premises visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Landlord shall have the right to remove, at Tenant's expense and without notice to Tenant, any such sign, placard, picture, advertisement, name or notice that has not been approved by Landlord.

All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

If Landlord notifies Tenant in writing that Landlord objects to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, such use of such curtains, blinds, shades or screens shall be removed immediately by Tenant. No awning shall be permitted on any part of the Premises.

2.No ice, drinking water, towel, barbering or bootblacking, shoeshining or repair services, or other similar services shall be provided to the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord.

3.The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

4.The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the Tenant Parties or used by Tenant for any purpose other than for ingress to and egress from its Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants. No tenant and no employees or invitees of any tenant shall go upon the roof of the Building.

5.Tenant shall not alter any lock or install any new or additional locks or any bolts on any interior or exterior door of the Premises without the prior written consent of Landlord.

6.The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any

Exhibit D
SMRH:484939704.10	-1-

kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

7.Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

8.No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. The elevator designated for freight by Landlord shall be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant's equipment, material, furniture or other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. In no event shall Tenant employ any person or company whose presence may give rise to a labor or other disturbance in the Project. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient in Landlord's sole opinion, to cover all personal liability, theft or damage to the Project, including, but not limited to, floor coverings, doors, walls, elevators, stairs, foliage and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations shall be conducted at such times and in such a manner as Landlord shall direct, and all moving shall take place during non-business hours unless Landlord agrees in writing otherwise.

9.Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Building or the Premises. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

10.Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building. In no event shall Tenant keep, use, or permit to be used in the Premises or the Building any guns, firearm, explosive devices or ammunition.

Exhibit D
SMRH:484939704.10	-2-

11.No cooking shall be done or permitted by Tenant in the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, however, Tenant may maintain and use microwave ovens and equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that Tenant shall (i) prevent the emission of any food or cooking odor from leaving the Premises, (ii) be solely responsible for cleaning the areas where such equipment is located and removing food-related waste from the Premises and the Building, or shall pay Landlord's standard rate for such service as an addition to cleaning services ordinarily provided, (iii) maintain and use such areas solely for Tenant's employees and business invitees, not as public facilities, and (iv) keep the Premises free of vermin and other pest infestation and shall exterminate, as needed, in a manner and through contractors reasonably approved by Landlord, preventing any emission of odors, due to extermination, from leaving the Premises. Notwithstanding clause (ii) above, Landlord shall, without special charge, empty and remove the contents of one (1) 15-gallon (or smaller) waste container from the food preparation area so long as such container is fully lined with, and the contents can be removed in, a waterproof plastic liner or bag, supplied by Tenant, which will prevent any leakage of food related waste or odors; provided, however, that if at any time Landlord must pay a premium or special charge to Landlord's cleaning or scavenger contractors for the handling of food-related or so-called "wet" refuse, Landlord's obligation to provide such removal, without special charge, shall cease.

12.Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

13.Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced into the Premises and the Building. No boring or cutting for wires will be allowed without the prior consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior approval of Landlord.

14.Upon the expiration or earlier termination of the Lease, Tenant shall deliver to Landlord the keys of offices, rooms and toilet rooms which have been furnished by Landlord to Tenant and any copies of such keys which Tenant has made. In the event Tenant has lost any keys furnished by Landlord, Tenant shall pay Landlord for such keys.

15.Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises, except to the extent and in the manner approved in advance by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

16.No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord, which elevator usage shall be subject to the Building's customary charge therefor as established from time to time by Landlord.

Exhibit D
SMRH:484939704.10	-3-

17.On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M., access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

18.Tenant shall be responsible for insuring that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. Landlord shall not be responsible to Tenant for loss of property on the Premises, however occurring, or for any damage to the property of Tenant caused by the employees or independent contractors of Landlord or by any other person.

19.Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

20.The requirements of any tenant will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

21.No food, soft drink or other vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord, except those for use by Tenant's employees.

22.Subject to Tenant's right of access to the Premises in accordance with Building security procedures, Landlord reserves the right to close and keep locked all entrance and exit doors of the Building on Saturdays, Sundays and legal holidays and on other days between the hours of 6:00 P.M. and 8:00 A.M., and during such further hours as Landlord may deem advisable for the adequate protection of the Building and the property of its tenants. Subject to Applicable Laws, except when and where Tenant's right of access is specifically excluded in this Lease, and except in the event of an emergency, Tenant shall have the right of access to the Premises, the Building, and the parking facilities servicing the Building twenty-four (24) hours per day, seven (7) days per week during the Term.

23.Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the

Exhibit D
SMRH:484939704.10	-4-

purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

24.Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall comply with and participate in any program for metering or otherwise measuring the use of utilities and services, including, without limitation, programs requiring the disclosure or reporting of the use of any utilities or services. Tenant shall also cooperate and comply with, participate in, and assist in the implementation of (and take no action that is inconsistent with, or which would result in Landlord, the Building and/or the Project failing to comply with the requirements of) any conservation, sustainability, recycling, energy efficiency, and waste reduction programs, environmental protection efforts and/or other programs that are in place and/or implemented from time to time at the Building and/or the Project, including, without limitation, any required reporting, disclosure, rating or compliance system or program (including, but not limited to any LEED ([Leadership in Energy and Environmental Design] rating or compliance system, including those currently coordinated through the U.S. Green Building Council).

25.Smoking (including vaping) is prohibited in the Premises, the Building and all enclosed Common Areas of the Project, including all lobbies, all hallways, all elevators and all lavatories. Without limiting the foregoing, Tenant must comply with the State of California "No- Smoking" law set forth in California Labor Code Section 6404.5, and any local "No-Smoking" ordinance which may be in effect from time to time and which is not superseded by such State law.

26.Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

27.Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

28.The Premises shall not be used as an employment agency, a public stenographer or typist, a labor union office, a physician's or dentist's office, a dance or music studio, a school, a

Exhibit D
SMRH:484939704.10	-5-

beauty salon, or barber shop, the business of photographic, multilith or multigraph reproductions or offset printing (not precluding using any part of the Premises for photographic, multilith or multigraph reproductions solely in connection with Tenant's own business and/or activities), a restaurant or bar, an establishment for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods, an establishment for preparing, dispensing or consumption of food or beverages of any kind in any manner whatsoever, or news or cigar stand, or a radio, television or recording studio, theatre or exhibition-hall, or manufacturing, or the storage or sale of merchandise, goods, services or property of any kind at wholesale, retail or auction.

29.Tenant shall not store any vehicle within the parking area. Tenant's parking rights are limited to the use of parking spaces for short-term parking, of up to twenty-four (24) hours, of vehicles utilized in the normal and regular daily travel to and from the Project. Tenants who wish to park a vehicle for longer than a 24- hour period shall notify the Building manager for the Project and consent to such long-term parking may be granted for periods up to two (2) weeks. Any motor vehicles parked without the prior written consent of the Building manager for the Project for longer than a 24-hour period shall be deemed stored in violation of this rule and regulation and shall be towed away and stored at the owner's expense or disposed of as provided by Applicable Laws.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

Exhibit D
SMRH:484939704.10	-6-

EXHIBIT E

FORM OF TENANT'S ESTOPPEL CERTIFICATE

The undersigned, as Tenant under that certain Office Lease (the "Lease") made and entered into as of ____________, 201__ by and between ______________, as Landlord, and the undersigned, as Tenant, for Premises on the _____________floor(s) of the office building located at ___________, certifies as follows:

1.Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on __________, and the Lease Term expires on ___________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3.	Base Rent became payable on ______________.

4.The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord's mortgagee.

7.All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ___________. The current monthly installment of Base Rent is $ _____________________.

8.All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

9.No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except the Security Deposit in the amount of

$ _____________________as provided in the Lease.

10.As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11.If Tenant is a corporation, limited liability company, partnership or limited liability partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby

Exhibit E
SMRH:484939704.10	-1-

represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12.There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13.Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14.All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at _______________on the ________day of _________, 201_.

"Tenant":

,
a

By:
Its:

By:
Its:

Exhibit E
SMRH:484939704.10	-2-

EXHIBIT F

COMMENCEMENT DATE MEMORANDUM

With respect to that certain lease ("Lease") dated _____________, 201 between ______________________________________ ("Landlord"), and ____________________ ________________ ("Tenant"), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately _______________rentable square feet of that certain office building located at ____________________, California ("Premises"), Tenant hereby acknowledges and certifies to Landlord as follows:

(1)Landlord delivered possession of the Premises to Tenant substantially complete on____________________;

(2)The Lease commenced on                                     ("Commencement Date") ____________________ and Tenant's obligation to pay Rent commenced on ___________________;

(3)	The Expiration Date of the Lease is ____________________;

(4)	The Premises contain _____________________rentable square feet of space;

(5)Tenant has accepted and is currently in possession of the Premises and the Premises are acceptable for Tenant's use;

(6)	Tenant's Building Percentage is _________________________________; and

(7)	Base Rent per month is ____________________________________.

IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this day of __________________________

"Tenant"

By:
Its:

By:
Its:

Exhibit F
SMRH:484939704.10	-1-